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Exhibit 10.10

EQUALLOGIC, INC.

LEASE AGREEMENT

110 SPIT BROOK

NASHUA, NEW HAMPSHIRE

TABLE OF CONTENTS

SEC. 1.	LEASED PREMISES, COMMON AREAS AND PARKING	1
SEC. 2.	TERM; EXTENSION OPTION	2
SEC. 3.	RIGHT OF FIRST OFFER	4
SEC. 4.	USE	5
SEC. 5.	LETTER OF CREDIT	5
SEC. 6	BASE RENT	7
SEC. 7.	ESCALATION RENT; OPERATIONAL EXPENSES; UTILITY EXPENSES	8
SEC. 8.	SERVICES AND UTILITIES	15
SEC. 9.	MAINTENANCE, REPAIRS AND USE	17
SEC. 10.	LIENS	18
SEC. 11.	ALTERATIONS	18
SEC. 12.	LESSEE'S FURNITURE, FIXTURES AND PERSONAL PROPERTY	20
SEC. 13.	SUBLETTING AND ASSIGNING	20
SEC. 14.	FIRE AND CASUALTY	22
SEC. 15.	CONDEMNATION	23
SEC. 16.	EVENT OF DEFAULT AND LESSOR'S REMEDIES	24
SEC. 17.	LIABILITY INSURANCE	26
SEC. 18.	HOLD HARMLESS	26
SEC. 19.	INTENTIONALLY DELETED	27
SEC. 20.	NON-WAIVER	27
SEC. 21.	RULES AND REGULATION	27
SEC. 22.	DEFAULT BY LESSOR	27
SEC. 23.	GOVERNING LAW; SEVERABILITY	27
SEC. 24.	SIGNS	28
SEC. 25.	SUCCESSORS AND ASSIGNS	28
SEC. 26.	SURRENDER OF LEASED PREMISES AND HOLDING OVER	28
SEC. 27.	INTEREST	29
SEC. 28.	LIABILITY OF LESSOR	29
SEC. 29.	ENTIRE AGREEMENT, ETC.	29
SEC. 30.	NOTICES	29
SEC. 31.	LESSOR'S PERFORMANCE OF LESSEE'S OBLIGATIONS	30
SEC. 32.	ATTORNEYS' FEES	30
SEC. 33.	SUBORDINATION, ATTORNMENT AND ESTOPPEL CERTIFICATES	30
SEC. 34.	LESSOR'S FURNITURE	31
SEC. 35.	ACCESS	32
SEC. 36.	BROKERS	32
SEC. 37.	HAZARDOUS MATERIALS	32
SEC. 38.	MISCELLANEOUS	33
EXHIBIT "A-1"		35
EXHIBIT "A-2"		37
EXHIBIT "B"		39
EXHIBIT "C"
EXHIBIT "D"		44
EXHIBIT "E"		45
SCHEDULE 1 TO CONSTRUCTION PROVISIONS		50
SCHEDULE 2 TO CONSTRUCTION PROVISIONS		52
SCHEDULE 3 TO CONSTRUCTION PROVISIONS		53
EXHIBIT "F"		54
EXHIBIT "G"		55
EXHIBIT "H"		58

LEASE AGREEMENT

        This Lease Agreement is made and entered into as of March 2, 2007 by and between HEWLETT-PACKARD COMPANY, a Delaware corporation, acting by and through its duly authorized representative, hereinafter referred to as "Lessor", and EQUALLOGIC, INC., a Delaware corporation, hereinafter referred to as "Lessee."

        In consideration of the mutual covenants as set forth herein, Lessee and Lessor hereby agree as follows:

        SEC. 1.    LEASED PREMISES, COMMON AREAS AND PARKING:

          A.    Lessor hereby leases to Lessee and Lessee hereby leases from Lessor, for the rental and on the terms and conditions hereinafter set forth, the following premises (collectively, the "Leased Premises") within office building 2 (the "Building") located on the parcel(s) of land known as and numbered 110 Spit Brook, Nashua, New Hampshire 03062 (the "Land"):

            (i)    approximately 77,387 sq. ft. of "Rentable Area" (as hereinafter defined) located on the third floor of the Building, as outlined in yellow on the plan attached hereto as Exhibit "A-1" and made a part hereof (the "Office Space"); and

            (ii)   a room containing approximately 676 sq. ft. of Rentable Area located on the second floor of the Building in the loading dock area, as shaded yellow on the plan attached hereto as Exhibit "A-2" and made a part hereof (the "Loading Dock Space") for use as a shipping and staging area.

  There is included within the Office Space the computer lab area containing approximately 19,454 sq. ft. of "Rentable Area" (as hereinafter defined) shown outlined in yellow and labeled "Computer Lab" on the plan attached hereto as Exhibit "A-1" and made a part hereof (the "Lab Area"). The Building is part of a three-building complex located on the Land (the "Complex") that is operated and managed by Lessor as a single unit for cost center purposes.

          B.    The term "Rentable Area" as used herein shall mean the total of (i) the entire area included within the Leased Premises covered by this Lease, being the area bounded by the inside surface of any exterior glass walls (or the inside surface of the permanent exterior wall where there is no glass) of the Building bounding such Leased Premises, the exterior of all walls separating such Leased Premises from any public corridors or other public areas on such floor, and the centerline of all walls separating such Leased Premises from other areas leased or to be leased to other lessees on such floor, and (ii) a pro rata portion of the area covered by the elevator lobbies, corridors, restrooms, mechanical rooms serving individual floors, electrical rooms, janitor and telephone closets, and other common areas in the Building. For all purposes of this Lease, (i) the Rentable Area of the Building shall be deemed to be 223,132 square feet, and (ii) the Rentable Area of the Complex shall be deemed to be 667,663 square feet. Lessor shall have the right, at its sole cost and expense, to remeasure the Rentable Area of the Leased Premises (in accordance with the foregoing definition) after all demising work has been completed, and the results of such remeasuring shall be binding upon the parties, and the Rentable Area of the Leased Premises, the amount of Lessee's Proportionate Share, and the amount of Lessee's monetary obligations hereunder shall be adjusted by written amendment to this Lease consistent therewith.

          C.    Lessee acknowledges that the Leased Premises will be delivered to it in their "as is" condition (except for the work ("Lessor's Work") to be performed by Lessor as described in Exhibit "D" attached hereto and made a part hereof), that Lessee has had an opportunity to inspect the Leased Premises and the Building, and that Lessor has made no warranties or representations as to the condition of the Leased Premises or as to its sufficiency for Lessee's purposes or needs, or its conformity with "Legal Requirements" or "Insurance Requirements" (as hereinafter defined). Lessee's occupancy of the Leased Premises shall be deemed an acknowledgement that the condition of the Leased Premises is satisfactory and that Lessor has fulfilled all obligations, if any, with respect to the condition of the Leased Premises. Lessee shall have the right to access the Leased Premises twenty-four (24) hours per day, every day of the calendar year, subject to Lessor's security procedures. Lessee's employees shall carry building identification cards at all times within the Building.

          D.    Lessee shall have the right, as appurtenant to the Leased Premises, to use in common with Lessor and others to whom Lessor has heretofore or may hereafter grant the right to use, (i) the ground floor Building entrance lobby, (ii) the common corridors, elevators and stairways providing access to and egress from the Leased Premises within the Building, (iii) the common rest rooms located on the third floor of the Building, (iv) the common shower facilities located in the common rest rooms on the first floor of the Building, (v) the loading docks serving the Building during normal business hours, provided that such use of the loading docks does not conflict with Lessor's use of the same, and (vi) the Building telecommunications demarcation point/room located on the first floor of the Building to provide telephone and data communications services to the Leased Premises (Lessee shall be permitted access to this room only when accompanied by a representative of Lessor). In addition, as appurtenant to the Leased Premises, Lessee shall have the exclusive right to use the three (3) telephone/data closets in the common area of the third floor of the Building adjacent to the Lab Area that are highlighted in blue on the floor plan attached as Exhibit "A-1" and made a part hereof. Lessee shall have no right of access to or use of any other areas within the Building, including the cafeteria, and shall not enter into the same.

          E.    Lessee, its employees, and invitees, shall have the right to park passenger motor vehicles in the parking area located on the Land while conducting business in the Leased Premises; provided that the number of parking spaces to be used by Lessee, its employees and invitees at any one time shall not exceed 3.4 spaces per 1,000 square feet of Rentable Area in the Leased Premises. All parking spaces shall be unreserved and non-designated.

        SEC. 2.    TERM; EXTENSION OPTION:

          A.    Subject to and upon the conditions set forth herein, the initial term of this Lease (the "Initial Term") shall commence on May 1, 2007 (the "Commencement Date"), and shall end at midnight on the day before the sixth (6th) anniversary of the Commencement Date (i.e., April 30, 2013) (the "Stated Expiration Date"), unless extended or sooner terminated as herein provided.

          B. 1. Lessee shall have one (1) option to extend the term of this Lease for a period of five (5) years (the "Extension Option"), commencing upon the expiration of the Initial Term (the "Extension Term"), in accordance with the provisions of this Section 2.B. Lessee shall not have the right to exercise the Extension Option unless, as of each of (a) the date on which Lessee gives to Lessor written notice of its intention to exercise the Extension Option and (b) the first day of the Extension Term, (i) there then exists no "Event of Default" (as hereinafter defined) hereunder, nor any event or condition that, with the giving of notice and/or the passage of time, would constitute an Event of Default hereunder, (ii) except for a "Permitted Transfer" (as defined in Section 13 below), Lessee named in the Preamble has not assigned this Lease without Lessor's consent, and (iii) there are not then in effect subleases or other occupancy arrangements covering (in the aggregate) thirty (30%) percent or more of the total Rentable Area of the Leased Premises.

              2.    If Lessee intends to exercise the Extension Option, Lessee shall give written notice to Lessor of such intention (a "Notice of Intention to Exercise Extension Option") not earlier than twelve (12) months prior to the Stated Expiration Date and not later than nine (9) months prior to the Stated Expiration Date. If Lessee gives a Notice of Intention to Exercise Extension Option in accordance with the provisions of this Section 2.B, then notwithstanding anything to the contrary herein contained, in the event that Lessor determines in good faith that Lessor will require the use of some or all of the Leased Premises for its own business operations after the expiration of the Initial Term, Lessor shall have the right to negate Lessee's intention to exercise the Extension

  Option as set forth in such Notice of Intention to Exercise Extension Option (and thereby void the Extension Option and cause the Lease Term to expire at the end of the Initial Term) by giving written notice of the same (a "Lessor's Response Notice") to Lessee within thirty (30) days after Lessor receives Lessee's Notice of Intention to Exercise Extension Option. If Lessor does not give a Lessor's Response Notice within such 30-day period, then (a) the Lease Term shall be deemed extended for the Extension Term, and (b) the parties shall proceed to determine Base Rent for the Extension Term in the manner provided below in this Paragraph 2.B. For the purposes of this Lease, the phrase "Lessor will require the use of some or all of the Leased Premises for its own business operations" shall mean that some or all of the Leased Premises will be occupied by Lessor and its employees, and not be leased to or occupied by third parties.

              3.    For purposes of this Lease, "Fair Market Rent" shall mean the annual Base Rent determined on the basis of then current rentals being charged for newly executed leases for space of a size, quality and location comparable to the Leased Premises in the Nashua, New Hampshire area, taking into account, without limitation, such considerations as the permitted uses, size, location, lease term, and the terms of this Lease (other than the Base Rent), but specifically excluding any incremental value attributable to alterations, additions or changes made by Lessee (whether in preparation for Lessee's initial occupancy of the Leased Premises or at any time thereafter). Fair Market Rent shall be based on the Leased Premises in its "as is" condition and shall take into account inducements (such as "free" rent and tenant fitup allowances) then being offered to prospective tenants in the market described above. Notwithstanding the foregoing, in no event shall the Base Rent be less than that for the most recent twelve (12) month period for the Leased Premises.

              4.    If Lessee gives Lessor a Notice of Intention to Exercise Extension Option pursuant to Section 2.B of this Lease, and Lessor does not timely give a Lessor's Response Notice, then the parties shall attempt to agree upon the Fair Market Rent for the Extension Term within sixty (60) days following Lessor's receipt of Lessee's Notice of Intention to Exercise Extension Option (the "Outside Agreement Date"). If the parties are unable to agree within such time, then Lessee shall have the right to rescind Lessee's exercise of the Extension Option by giving written notice of rescission to Lessor within ten (10) days following the Outside Agreement Date, in which event the Lease Term shall expire on the original Stated Expiration Date. If the parties fail to reach agreement upon Fair Market Rent for the Extension Term by the Outside Agreement Date and Lessee fails to give such written notice of rescission to Lessor within such 10-day period, then within fifteen (15) days following the expiration of such 10-day period, Lessor and Lessee shall each retain a real estate professional with at least five (5) years' continuous experience in the business of appraising or leasing commercial real estate or acting as commercial real estate agent or broker in the vicinity of the Leased Premises, who shall, within thirty (30) days of his or her selection, prepare a written report summarizing his or her conclusion as to Fair Market Rent. Lessor and Lessee shall simultaneously exchange such reports; provided, however, that if one party has not obtained such a report within fifty-five (55) days after the Outside Agreement Date, then the determination set forth in the other party's report shall be final and binding upon the parties. If both parties receive reports within such time and the lesser of the two determinations is within ten (10%) percent of the higher determination, then the average of these determinations shall be deemed to be Fair Market Rent. If these determinations differ by more than ten (10%) percent, then the real estate professionals selected by Lessor and Lessee shall mutually select the "Third Professional", who shall be a person with the qualifications stated above, to resolve the dispute as to Fair Market Rent. If the Third Professional is not selected within thirty (30) days of the exchange of the first written reports, either party may apply to the American Arbitration Association or any successor thereto for the designation of a Third Professional. Within ten (10) days of the selection of the Third Professional, Lessor and Lessee shall each submit to the Third Professional its real estate professional's written determination of Fair Market Rent. The

  Third Professional shall, within thirty (30) days after such submissions, select the Fair Market Rent as determined by one of the first two real estate professionals which is closest to the determination of Fair Market Rent which the Third Professional would have made acting alone and applying the standards set forth in this Lease, and shall notify Lessor and Lessee in writing of such determination. The Third Professional shall not have the power or the authority to select as Fair Market Rent an amount different from that set forth in one of the first two real estate professionals' submissions to the Third Professional. The determination of the Third Professional shall be final and binding upon Lessor and Lessee. Each party shall pay the fees and expenses of its real estate professional and counsel, if any, in connection with any proceeding under this Paragraph 4, and the parties shall each pay one-half of the fees and expenses of the Third Professional.

              5.    All the provisions of this Lease shall apply during the Extension Term without any further action by Lessor or Lessee except that (i) Base Rent during the Extension Term shall be ninety-five (95%) percent of the "Fair Market Rent" determined in accordance with this Section 2.B (but in no event shall Base Rent be less than the amount of Base Rent payable during the last twelve (12) months of the Initial Term), and (ii) Lessee shall have no further right to extend the Lease Term. As used in this Lease, (a) the term "Lease Term" shall mean the Initial Term as the same may have been extended for the Extension Term pursuant to the Extension Option validly exercised by Lessee in accordance with the provisions of this Section 2.B, and (b) the term "Stated Expiration Date" shall mean the last day of the Initial Term (or, if the Lease Term has been extended pursuant to the Extension Option validly exercised by Lessee in accordance with the provisions of this Section 2.B, the last day of the Extension Term).

        SEC. 3.    RIGHT OF FIRST OFFER:    Subject to the rights of Intel Massachusetts, Inc. and SkillSoft Corporation under their respective leases executed prior to the date of this Lease, in the event that at any time during the Lease Term, Lessor determines that there is space available for lease in the Building for occupancy for the conduct of business therein that Lessor intends to market for lease to third parties (the "Offer Space"), Lessor shall give written notice (the "Offer Notice") to Lessee. Provided that (i) there then exists no "Event of Default" (as hereinafter defined) hereunder, nor any event or condition that, with the giving of notice and/or the passage of time, would constitute an Event of Default hereunder, and (ii) except for any "Permitted Transfer" (as defined in Section 13 below), the Lessee named in the Preamble has not assigned this Lease without Lessor's consent and is then occupying the entire Leased Premises, and (iii) there are then at least eighteen (18) months remaining in the Lease Term (not including the Extension Term unless Lessee has previously exercised the Extension Option in accordance with the provisions of Section 2.B above), Lessee shall have the right to lease the space identified in the Offer Notice for a term commencing on the date on which Lessor delivers possession thereof to Lessee, and ending on the last day of the Lease Term, and otherwise on the terms set forth in the Offer Notice, by giving written notice of exercise ("Lessee's Exercise Notice") to Lessor within ten (10) days after Lessor gives the Offer Notice to Lessee. If Lessee exercises its right under this Section 3 to lease such space, then such space shall become subject to all of the terms of this Lease for a period coterminous with the Lease Term, except that (i) Base Rent for the Offer Space shall be the Fair Market Rent thereof (but in no event less than the amount of Base Rent then payable on account of the premises initially leased pursuant to this Lease), which Fair Market Rent shall be determined (if the parties cannot agree on the same within ten (10) days after Lessor receives Lessee's Exercise Notice) in the manner provided in Section 2.B.4 above (except that in this context, Lessee shall not have the right to rescind Lessee's Exercise Notice if the parties are unable to agree on the Fair Market Rent for the Offer Space), and (ii) to the extent to which the terms set forth in the Offer Notice are inconsistent with any of the terms of this Lease, the terms set forth in the Offer Notice shall apply to such space. In the event that Lessee, for any reason whatsoever, fails or refuses to give Lessee's Exercise Notice within such 10-day period, Lessee shall be deemed to have waived its rights under this Section 3 with respect to the Offer Space for the remainder of the Lease Term;

provided, however, that if Lessor has not, within five (5) months after Lessor gave the Offer Notice to Lessee, entered into one or more leases covering such Offer Space on terms not substantially more favorable to the tenant thereunder than the terms set forth in the Offer Notice, Lessor shall be required to re-commence the process described in this Section 3 prior to entering into any lease of the Offer Space (or such unleased portion thereof) to a third parry. Any space which is subjected to the terms of this Lease pursuant to this Section 3 shall be delivered broom clean but otherwise in its "as is" condition except as otherwise set forth in the Offer Notice. Effective upon the date on which Lessor delivers possession to Lessee of any space which is subjected to the terms of this Lease pursuant to this Section 3, such space shall be deemed to be part of the Leased Premises, subject to all of the terms, provisions and conditions set forth in this Lease (except as otherwise provided above in this Section 3), and Lessee's Proportionate Share shall be appropriately modified. Notwithstanding the foregoing, each party to this Lease shall, upon request of the other party, execute an amendment to this Lease setting forth the Rentable Area of the Offer Space, the date on which it becomes subject to this Lease, the Base Rent to be paid therefor, and the adjustments to monthly installment payments due on account of "Operational Expenses" and "Utility Expenses" (as these terms are hereinafter defined) and to Lessee's Proportionate Share to reflect the addition of the Offer Space.

        SEC. 4.    USE:    Each portion of the Leased Premises shall be used and occupied by Lessee solely for the following designated uses (the "Permitted Uses"), to the extent to which such uses are permitted by the zoning ordinances of the City of Nashua and all other applicable "Legal Requirements" (as hereinafter defined), and for no other use or purpose: (i) the Office Space shall be used solely for general office, research and development, and light assembly uses; and (ii) the Loading Dock Space shall be used solely for a shipping and staging area to service Lessee's business operations in the Office Space. In its use of the Leased Premises, Lessee shall, at its sole cost and expense, comply with applicable "Legal Requirements" and "Insurance Requirements" (as hereinafter defined). Lessor makes no representation or warranty as to the permissibility of any of the Permitted Uses under applicable Legal Requirements, and Lessee shall make its own investigation thereof.

        SEC. 5.    LETTER OF CREDIT:

          (a)   Upon execution of this Lease by Lessee, Lessee shall deposit with Lessor an unconditional, irrevocable "evergreen" letter of credit, in the form attached hereto as Exhibit "F" and made a part hereof or otherwise in form and substance reasonably acceptable to Lessor and from Silicon Valley Bank or such other bank as is reasonably acceptable to Lessor (the "Issuing Bank"), which letter of credit shall be in the amount of One Million Dollars ($1,000,000) (the amount required to be posted by Lessee at any time during the Lease Term being hereinafter referred to as the "Required Amount") payable at the demand of Lessor without any accompanying certification (such letter of credit and any renewal thereof is hereinafter referred to as the "Letter of Credit"). The failure of Lessee to timely deliver the Letter of Credit shall be an immediate and material Event of Default hereunder.

          (b)   The Letter of Credit shall provide:

            (i)    The Issuing Bank shall pay to Lessor or its duly authorized representative in an amount up to the Required Amount upon presentation of only the Letter of Credit and a sight draft in the amount to be drawn;

            (ii)   Draws can be made by Lessor in a New York City or San Jose branch of Issuing Bank, or by facsimile transmission of a copy of the Letter of Credit and a sight draft in the amount to be drawn to a telephone number provided by Issuing Bank, in United States Dollars;

            (iii)  The Letter of Credit shall be deemed automatically renewed, without amendment, for consecutive periods of one year each (provided that at such time as the remaining Lease

    Term of the Lease is less than one year, the Letter of Credit may be renewed for the remaining Lease Term plus thirty (30) days) unless the Issuing Bank sends written notice (the "Non-Renewal Notice") to Lessor by certified mail, return receipt requested, not less than thirty (30) days next preceding the then expiration date of the Letter of Credit that it elects not to have such Letter of Credit renewed;

            (iv)  Lessor, after its receipt of the Non-Renewal Notice, shall have the right, exercisable by sight draft only, to receive the monies represented by the Letter of Credit (which monies shall be held by Lessor as a cash deposit pending the replacement of such Letter of Credit); and

            (v)   In the event of a transfer of Lessor's entire interest in the Lease, the Letter of Credit shall be transferable by Lessor in accordance with the instructions of the Issuing Bank, at no cost to Lessor.

          (c)   Provided that (i) Lessee has not previously been in default of this Lease more than three (3) times during the Lease Term (without regard to whether such default was cured during the applicable grace period (if any)), and (ii) Lessee is not then in default (without regard to any applicable notice or grace period), the Required Amount shall be reduced as follows (the "Reduction"):

            (i)    on the second anniversary of the Commencement Date, to Five Hundred Thousand Dollars ($500,000);

            (ii)   on the third anniversary of the Commencement Date, to Three Hundred Thousand Dollars ($300,000); and

            (iii)  on the fourth anniversary of the Commencement Date, to Two Hundred Thousand Dollars ($200,000).

          (d)   Lessor shall inspect the Leased Premises within thirty (30) days after Lessee surrenders the same in full to Lessor. Provided that no default has occurred and is then continuing and Lessee shall have timely vacated and surrendered the Leased Premises in the condition required by this Lease on the Stated Expiration Date, Lessor shall return the Letter of Credit to Lessee on or before the thirtieth (30th) day after the Stated Expiration Date. If such inspection identifies any conditions at the Leased Premises not in compliance with the Lease, Lessor may draw upon the Letter of Credit in the amount determined by Lessor to correct any such conditions and, if Lessee is not then otherwise in default hereunder, Lessor shall return the original Letter of Credit to Lessee.

          (e)   Lessee agrees that (x) in the event Lessee is in default beyond any applicable notice and grace period (if any) in respect of any of the teens, provisions and conditions of this Lease, including, without limitation, the payment of Base Rent or any item of Additional Rent, Lessor may, without notice, draw the proceeds of the Letter of Credit in the amount of such default and apply such proceeds for the payment of any such Base Rent or item of Additional Rent as to which Lessee is in default, or for any sum which Lessor may expend or may be required to expend by reasons of such default by Lessee, including without limitation, any damages or deficiency in the reletting of the Leased Premises (collectively, the "Default Amount") and (y) if the Issuing Bank delivers a Non-Renewal Notice, Lessor may, without notice, draw the entire proceeds of the Letter of Credit and retain any of the proceeds drawn under the Letter of Credit as continued security for the faithful performance by Lessee of the terms, covenants and conditions of this Lease. Lessor shall give written notice to Lessee promptly after making any draw upon the Letter of Credit. In the event of an assignment or transfer of Lessor's interest in the Lease, Lessor shall transfer the Letter of Credit to the assignee or transferee thereof and Lessor shall thereupon be released by Lessee from all liability for the return of such Letter of Credit and Lessee agrees to look solely to the new Lessor for the return of said Letter of Credit. It is agreed that the provisions hereof shall apply to every transfer or assignment made of the Letter of Credit to a new Lessor. Lessee further covenants that it will not assign or encumber or attempt to assign or encumber the Letter of Credit and that neither Lessor nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

          (f)    If Lessor applies any part of the proceeds of the Letter of Credit (or any cash in lieu thereof) Lessee shall not be deemed to have cured the Event of Default which gave rise to the application of any part of the proceeds of the Letter of Credit unless and until Lessee shall have deposited with Lessor, the amount so applied (the "Deficiency"), so that Lessor shall have the Required Amount on deposit at all times during the Lease Term. In the event that Lessee does not deliver the Deficiency in cash or an additional letter of credit within five (5) business days after Lessor shall have given written notice to Lessee that it has drawn the Default Amount pursuant to clause (e) above, Lessor may, without notice, draw the remaining amount of the Letter of Credit and hold the same as continued security for the faithful performance by Lessee of the terms, covenants and conditions of this Lease.

          (g)   Whenever Lessor draws down on the entire Letter of Credit as a result of the Issuing Bank's delivery of a Non-Renewal Notice or as the result of Lessee's failure to deliver the Deficiency as required in clause (f) hereof, Lessor agrees that it shall hold the proceeds thereof in excess of the portion applied by Lessor as a result of any applicable default by Lessee, as the security hereunder (in which case such cash shall constitute trust funds). Notwithstanding the terms of the preceding sentence, if Lessee shall at any time thereafter deliver a new letter of credit in the Required Amount, then Lessor shall promptly refund to Lessee such cash as has not been applied by Lessor pursuant to the terms of this Lease.

        SEC. 6.    BASE RENT:    As part of the consideration of the execution of this Lease, Lessee covenants and agrees and promises to pay base rent ("Base Rent") for the Initial Term described in Section 2.A above, at the following rates:

Lease Year 1:	$6.75 per sq. ft. of Rentable Area or $526,925.00, payable in monthly installments of $43,910.44;
Lease Year 2:	$7.25 per sq. ft. of Rentable Area or $565,956.00, payable in monthly installments of $47,163.00;
Lease Year 3:	$7.75 per sq. ft. of Rentable Area or $604,989.00, payable in monthly installments of $50,415.75;
Lease Year 4:	$8.25 per sq. ft. of Rentable Area or $644,020.00, payable in monthly installments of $53,668.33;
Lease Year 5:	$8.75 per sq. ft. of Rentable Area or $683,051.00, payable in of monthly installments $56,920.92; and
Lease Year 6:	$9.25 per sq. ft. of Rentable Area or $722,083.00, payable in monthly installments of $60,173.58.

Base Rent for each Lease Year during the Extension Term shall be the amount determined pursuant to the provisions of Section 2.B above, and shall be payable in equal monthly installments. As used in this Lease, the term "Lease Year" means a 12-month period commencing on the Commencement Date or an anniversary thereof, except that the last Lease Year shall be the period commencing on the Commencement Date or an anniversary thereof and ending on the day on which this Lease expires or is earlier terminated.

        Until Lessor gives Lessee other instructions, Base Rent and all other amounts due under this Lease (collectively, "Additional Rent") shall be payable by Lessee to Lessor at the address of Lessor set forth below (or at such other address as Lessor may from time to time specify in writing to Lessee):

    Hewlett-Packard Company
    c/o MacMunnis, Inc.
    1840 Oak Avenue
    Suite 300
    Evanston, Illinois 60201.

        The Base Rent payable hereunder shall be payable in legal tender of the United States of America, in advance, without demand and without offset, abatement or deduction (except as otherwise expressly provided in this Lease), commencing on the Commencement Date and continuing on the first day of each calendar month during the Lease Term thereafter. Base Rent for the partial months at the commencement or the expiration or earlier termination of this Lease, shall be pro-rated.

        Notwithstanding the foregoing, (i) provided that as of the Commencement Date and as of the first day of each of the first five (5) calendar months following the Commencement Date, Lessee is not then in default under this Lease beyond any applicable notice and cure period herein provided (if any), Lessor hereby waives payment of the first five (5) full monthly installments of Base Rent, and (ii) provided that as of the Commencement Date and as of the first day of each of the first eleven (11) calendar months following the Commencement Date, Lessee is not then in default under this Lease beyond any applicable notice and cure period herein provided (if any), then commencing on the first day of the sixth (6th) full calendar month following the Commencement Date, Lessee shall be required to pay Base Rent for each of the sixth (6th) through the eleventh (11th) full calendar months following the Commencement Date only on account of 50,000 square feet of Rentable Area of the Leased Premises (i.e., monthly installments of Base Rent in the amount of $28,125.00). Commencing on the first day of the twelfth (12th) full calendar month following the Commencement Date, Lessee shall be required to pay Base Rent in full. If the Commencement Date is other than the first day of a calendar month, Lessee shall pay to Lessor on the Commencement Date Base Rent on account of the partial calendar month in which the Commencement Date occurs.

        Any Base Rent or Additional Rent (collectively, "Rent") not received by Lessor within five (5) days after the date on which the same is due hereunder, shall be accompanied by a late charge of 5% of the amount of such overdue installment of Rent.

        SEC. 7.    ESCALATION RENT; OPERATIONAL EXPENSES; UTILITY EXPENSES:    For purposes of this Section:

          A.    "Operational Expenses" means all expenses, costs and disbursements of every kind and nature as determined in accordance with Lessor's accounting practices which Lessor shall pay or become obligated to pay because of, or in connection with, the ownership, management, or operation of the Land, the Building, the Complex, or any other improvements located on the Land (collectively, the "Property"), including the following:

            (i)    Wages and salaries of all employees engaged in the operation and maintenance of the Property, including taxes, insurance and benefits relating thereto, and fees for managing the Property; provided, however, that with respect to employees regularly engaged in the operation or maintenance of other properties in addition to the Property, there shall be included in Operational Expenses for the purposes of this Lease only a pro-rated portion of such amounts, based on the portion of such employees' time spent on the Property as opposed to other properties.

            (ii)   All supplies, materials and tools used in the operation, maintenance, repair and security of the Property and Property facilities (with the cost of any such supplies, materials and tools that are used at more than one of Lessor's properties being pro-rated among such properties).

            (iii)  Cost of all utilities, including gas, water, electricity for the Complex (other than to the extent to which such utilities are included in "Utility Expenses" or the "Lab Area Charge" as these terms are defined below), including the provision of such services to space occupied by Lessor or by other tenants (including Lessee), as well as lighting the common areas and exterior areas of the Property.

            (iv)  Cost of all janitorial, security, landscaping, maintenance and service agreements, including window cleaning, snow removal and elevator maintenance.

            (v)   Cost of casualty and liability insurance applicable to the Property and Lessor's personal property used in connection therewith; provided, however, that if the cost of such insurance increases by reason of a specific use being made of portion(s) of the Property by Lessee, Lessor or another occupant (rather than by reason of increases in premiums for such insurance generally applicable to office/R&D use), then the amount of such increase attributable to such specific use shall be excluded from Operational Expenses and shall be charged to and payable by the party(ies) whose use has resulted in such increase in insurance costs.

            (vi)  Property Taxes. The term "Property Taxes" shall mean all ad valorem taxes, personal property taxes and all other taxes, assessments, use and occupancy taxes, transit taxes, water and sewer charges, excises, levies, license and permit fees and all other similar charges (but specifically excluding federal and state taxes on income), if any, whether federal, state, county or municipal, and whether they be taxing districts or authorities presently taxing the Property or any portion thereof, which are levied, assessed, or imposed upon or become due and payable in connection with, or a lien upon, the Land, the Building, the Complex, the Property, or facilities used in connection therewith and rentals or receipts therefrom, and Al taxes of whatsoever nature that are imposed in substitution for or in lieu of any of the taxes, assessments, or other charges included in this definition of "Property Taxes." To the extent to which any Property Taxes may lawfully be paid in installments, Lessor agrees to pay the same in the maximum number of installments permitted by law and there shall be included in Operational Expenses each year on account thereof only the amount of the installments so paid during such year. Notwithstanding anything to the contrary contained in this Lease, the following taxes imposed upon Lessor shall be excluded from "Property Taxes" and shall be paid solely by Lessor (except to the extent to which any of the following are hereafter imposed in substitution for any "Property Tax" currently levied or assessed upon the Property): inheritance, estate, succession, transfer, gift, franchise or capital stock tax, or any income taxes arising out of or related to the ownership and operation of income- producing real estate, or any excise taxes imposed upon Lessor based upon gross or net rentals or other income received by it.

            (vii) Cost of repairs and general maintenance (excluding repairs and general maintenance paid by proceeds of insurance or by Lessee or other third parties, and alterations attributable solely to lessees of the Complex other than Lessee); provided, however, that for the purposes of this Lease (a) there shall be excluded from Operational Expenses repairs and general maintenance costs incurred by Lessor with respect solely to either Building 1 or Building 3 of the Complex and no portion of which is incurred with respect to Building 2 of the Complex (i.e., the Building in which the Leased Premises are located); and (b) with respect to costs incurred by Lessor pursuant to Section 9.A below that would be classified as "capital" under generally accepted accounting practices, such costs (together with interest thereon at an annual rate equal to the prime rate at the time of such expenditure plus two (2) percentage points) shall be amortized on a straight-line basis over an appropriate period reasonably selected by Lessor in accordance with generally accepted accounting practices, and there shall be included in Operational Expenses for each year on account thereof only the amount of such year's amortization amount.

          Notwithstanding anything to the contrary contained in this Lease, "Operational Expenses" shall not include the following:

            (a)   any ground or underlying lease rental;

            (b)   bad debt expenses and interest, principal, points and fees on any mortgage or other debt instrument encumbering the Building;

            (c)   costs which may be considered capital improvements, capital repairs, capital changes or any other capital costs as determined under generally accepted accounting principles except (1) as otherwise provided in subsection (vii) above or in Section 9.A below, or (2) as required by reason of a change in "Legal Requirements" first adopted or becoming applicable to the Property (or any portion thereof) after the date of this Lease, or (3) which costs are expended for the purpose of reducing Operational Expenses of the Property;

            (d)   costs incurred by Lessor to the extent that Lessor is reimbursed by insurance proceeds or is otherwise reimbursed;

            (e)   depreciation, amortization and interest payments, except on equipment, materials, tools, supplies and vendor-type equipment purchased by Lessor to enable Lessor to supply services Lessor might otherwise contract for with a third party where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party's services, all as determined in accordance with generally accepted accounting principles, consistently applied, and when depreciation or amortization is permitted or required, the item shall be amortized over its reasonably anticipated useful life selected by Lessor in accordance with generally accepted accounting principles;

            (f)    advertising and promotional expenditures, marketing costs, including leasing commissions, attorneys' fees (in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments), space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Complex;

            (g)   costs, including permit, license and inspection costs, incurred with respect to the installation of other tenants' or other occupants' improvements or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Complex;

            (h)   expenses in connection with services or other benefits of a type which are not offered to Lessee or for which Lessee is charged for directly;

            (i)    costs incurred by Lessor due to the violation by Lessor or any tenant of the terms and conditions of any lease of space in the Complex;

            (j)    management fees paid to Lessor or to an affiliate of Lessor in connection with the management of the Building or the Complex to the extent such management fee is in excess of the management fee customarily paid or charged by landlords of comparable buildings in the vicinity of the Complex;

            (k)   salaries and/or benefits attributable to Lessor's personnel above the level of Building manager;

            (l)    rent for any office space occupied by Building management personnel to the extent the rental rate for such office space exceeds the fair market rental value of office space in the Building;

            (m)  amounts paid to Lessor or to subsidiaries or affiliates of Lessor for goods and/or services in the Complex to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;

            (n)   Lessor's general corporate overhead and general and administrative expenses;

            (o)   services provided, taxes attributable to, and costs incurred in connection with, the operation of any retail, restaurant and garage operations for the Complex, and any replacement garages or parking facilities, but only to the extent to which the cost of such services is charged by Lessor directly to either the operator of, or the customers of, such retail, restaurant or garage operations;

            (p)   costs incurred in connection with upgrading the Building to comply with "Legal Requirements" (as hereinafter defined) applicable to general office use and in effect prior to the date of this Lease;

            (q)   costs arising from the negligence or willful misconduct of Lessor or its agents, employees, licensees, or contractors;

            (r)   costs arising from Lessor's charitable or political contributions; and

            (s)   costs associated with the operation of the business of the entity which constitutes Lessor as the same are distinguished from the costs of operation of the Complex, including accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Lessee may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Lessor's interest in the Building, costs incurred in connection with any disputes between Lessor and its employees, between Lessor and Building management, or between Lessor and other tenants or occupants.

          B.    "Utility Expenses" means all expenses, costs and disbursements of every kind and nature which Lessor shall pay or become obligated to pay on account of or in connection with, the provision of electricity and heating, ventilation, and air conditioning to the Complex or any portion thereof (including the cost of fuel oil for the provision of heat), excluding such services for which Lessor is entitled to separate reimbursement from a tenant of the Complex pursuant to its lease. Utility Expenses shall be excluded from Operational Expenses.

          C.    "Base Utility Expenses" means $3.50 per square foot of Rentable Area. The parties acknowledge that Lessor's estimate of the amount of Utility Expenses to be incurred for calendar year 2007 is in excess of this amount.

          D.    "Proportionate Share" shall be the figure obtained, as expressed in a percentage, by dividing the Rentable Area of the Leased Premises by the total Rentable Area of the Complex. For the purposes for this Section, the parties hereto agree that Lessee's Proportionate Share is 11.70%; provided, however, that with respect to Operational Expenses incurred with respect to less than all of the three buildings included in the Complex, Lessee's Proportionate Share thereof shall be the figure obtained, as expressed in a percentage, by dividing the Rentable Area of the Leased Premises by the total Rentable Area of the buildings of the Complex with respect to which such Operational Expenses were incurred.

          E.    Lessee shall pay to Lessor as Additional Rent its Proportionate Share of all Operational Expenses in the following manner:

            (i)    Lessee shall, for the portion of the Lease Term contained in calendar year 2007, pay to Lessor on account of Lessee's Proportionate Share of Operational Expenses the sum of $26,801.63 per month (computed on the basis of $4.12 per square foot of Rentable Area per year × 78,063 square feet of Rentable Area in the Leased Premises) on the Commencement Date and on the first day of each calendar month thereafter during calendar year 2007. Subsequent payments on account of Operational Expenses shall be due and payable on the first day of every calendar month during the term of this Lease. Notwithstanding the foregoing, provided that as of the Commencement Date and as of the first day of each of the first three (3) calendar months following the Commencement Date, Lessee is not then in default under this Lease beyond any applicable notice and cure period herein provided (if any), Lessor hereby waives payment of the first three (3) full monthly installments on account of Lessee's Proportionate Share of Operational Expenses. Commencing on the first day of the fourth (4th) full calendar month following the Commencement Date, Lessee shall be required to pay monthly installments on account of Lessee's Proportionate Share of Operational Expenses in full. If the Commencement Date is other than the first day of a calendar month, Lessee shall pay to Lessor on the Commencement Date a pro-rated amount on account of Lessee's Proportionate Share of Operational Expenses on account of the partial calendar month in which the Commencement Date occurs.

            (ii)   Within a reasonable time after the commencement of each calendar year after 2007 (hereinafter called a "Subsequent Year"), Lessor shall notify Lessee in writing of the amount of Lessor's good faith estimate of Lessee's Proportionate Share of Operational Expenses for such Subsequent Year. In each Subsequent Year, Lessee shall pay to Lessor on the first day of each and every month during such Subsequent Year, a sum equal to one-twelfth of Lessor's estimate of Lessee's Proportionate Share of the Operational Expenses for such year; provided, however, that Lessor shall have the right from time to time to deliver updated written estimates to Lessee of the monthly installments to be paid by Lessee to Lessor on account of Lessee's Proportionate Share of Operational Expenses, in which case Lessee shall thereafter pay such revised amount to Lessor on the first day of each calendar month during the Lease Term. Lessee acknowledges that any such estimate provided by Lessor is only a good faith estimate of the amount of Lessee's Proportionate Share of Operational Expenses during such period.

            (iii)  Within ninety (90) days after the end of each Subsequent Year included (in whole or in part) in the Lease Term, Lessor shall give to Lessee a computation of Lessee's Proportionate Share of Operational Expenses for the calendar year just ended based on the actual amount of Operational Expenses for such calendar year. Within ten (10) days following receipt of such computation Lessee shall pay to Lessor its Proportionate Share of Operational Expenses as shown on such computation less the payments made by Lessee to Lessor pursuant to subparagraph (ii) above during the preceding calendar year, or if Lessee has overpaid such Proportionate Share, Lessor shall credit the same against Lessee's Proportionate Share of Operational Expenses for the next succeeding calendar year (or refund the amount of such overpayment if the Lease Term expired during the preceding calendar year). If the Lease Term commences after the beginning of a calendar year or expires before the end of a calendar year, Lessee's Proportionate Share of Operational Expenses for such year shall be adjusted proportionately with respect to the portion of the calendar year occurring prior to the effective date of such expiration or earlier termination. Lessee's obligations under this Section 7.E shall survive the expiration or earlier termination of this Lease.

            (iv)  The parties hereby agree that the amount to be paid by Lessee (A) on account of Utility Expenses shall be separately determined in accordance with the provisions of Section 7.F below, and (B) on account of electricity and other utility charges with respect to the Lab Area shall be separately determined in accordance with the provisions of Section 8 below, rather than included in the amount of Operational Expenses with respect to which Lessee is obligated to pay Lessee's Proportionate Share thereof.

          F.     Lessee shall make payments to Lessor on account of Utility Expenses, as Additional Rent, in the following manner:

            (i)    Lessee shall, for the portion of the Lease Term contained in calendar year 2007, pay to Lessor on account of Utility Expenses the sum of $17,094.29 per month (computed on the basis of the Base Utility Expenses × 58,609 square feet of Rentable Area [i.e., 78,063 square feet of Rentable Area in the Leased Premises less 19,454 square feet of Rentable Area in the Lab Area] on the Commencement Date and on the first day of each calendar month thereafter during calendar year 2007. Subsequent payments on account of Utility Expenses shall be due and payable on the first day of every calendar month during the term of this Lease. Notwithstanding the foregoing, provided that as of the Commencement Date and as of the first day of each of the first three (3) calendar months following the Commencement Date, Lessee is not then in default under this Lease beyond any applicable notice and cure period herein provided (if any), Lessor hereby waives payment of the first three (3) full monthly installments on account of Utility Expenses. Commencing on the first day of the fourth (4th) full calendar month following the Commencement Date, Lessee shall be required to pay monthly installments on account of Utility Expenses in full. If the Commencement Date is other than the first day of a calendar month, Lessee shall pay to Lessor on the Commencement Date a pro-rated amount on account of Utility Expenses on account of the partial calendar month in which the Commencement Date occurs. In the event that any time after the Commencement Date, any portion of the Leased Premises is separately metered or submetered such that the Utility Expenses associated with such portion can be separately calculated and billed to Lessee in accordance with the provisions of the third-to-last grammatical paragraph of Section 8 below, then the amount of payments required to be made by Lessee pursuant to this Section 7.F on account of Utility Expenses shall be adjusted by excluding the Rentable Area of the portion of the Leased Premises so separately metered or submetered from the Rentable Area of the Leased Premises upon which Utility Expenses are calculated pursuant to this Section 7.F.

            (ii)   Within a reasonable time after the commencement of each Subsequent Year, Lessor shall notify Lessee in writing of the amount of Lessor's good faith estimate of Lessee's obligation on account of Utility Expenses for such Subsequent Year, which estimate shall be based on multiplying (a) the Base Utility Expenses (as adjusted pursuant to the provisions of this clause (ii) of Section 7.F for prior calendar years (or the portion thereof included in the Lease Term)) by (b) the sum of one plus the percentage increase in Utility Expenses charged to Lessor during the preceding calendar year, by (c) 58,609 square feet of Rentable Area. In each Subsequent Year, Lessee shall pay to Lessor on the first day of each and every month during such Subsequent Year, a sum equal to one-twelfth of such estimate provided by Lessor for such year; provided, however, that Lessor shall have the right from time to time to deliver updated written estimates to Lessee of the monthly installments to be paid by Lessee to Lessor on account of Utility Expenses, in which case Lessee shall thereafter pay such revised amount to Lessor on the first day of each calendar month during the Lease Term. Lessee acknowledges that any such estimate provided by Lessor is only a good faith estimate of the amount of Lessee's obligation on account of Utility Expenses during such period.

            (iii)  Within ninety (90) days after the end of each Subsequent Year included (in whole or in part) in the Lease Term, Lessor shall give to Lessee a computation of Lessee's obligation on account of Utility Expenses for the calendar year just ended, based on the actual percentage increase in Utility Expenses charged to Lessor during such calendar year. Within ten (10) days following receipt of such computation Lessee shall pay to Lessor the amount by which the amount of Lessee's obligation as shown on such computation exceeds the payments made by Lessee to Lessor pursuant to subparagraph (ii) above during the preceding calendar year, or if Lessee has overpaid such amount, Lessor shall credit the same against Lessee's obligation on account of Utility Expenses for the next succeeding calendar year (or refund the amount of such overpayment if the Lease Term expired during the preceding calendar year). If the Lease Term commences after the beginning of a calendar year or expires before the end of a calendar year, Lessee's obligation on account of Utility Expenses for such year shall be adjusted proportionately with respect to the portion of the calendar year occurring prior to the effective date of such expiration or earlier termination. Lessee's obligations under this Section 7.F shall survive the expiration or earlier termination of this Lease.

            (iv)  The parties hereby agree that the amount to be paid by Lessee (A) on account of Operational Expenses shall be separately determined in accordance with the provisions of Section 7.E above, and (B) on account of electricity and other utility charges with respect to the Lab Area shall be separately determined in accordance with the provisions of Section 8 below, rather than included in the amount of Utility Expenses with respect to which Lessee is obligated to make payments to Lessor pursuant to this Section 7.F.

        G. Upon Lessee's written request made within one hundred twenty (120) days after the end of a calendar year, Lessor shall provide to Lessee (i) copies of Property Tax bills for the prior calendar year, and (ii) copies of Lessor's cost center reports relating to the Complex for the prior calendar year. In the event that the materials so provided demonstrate that Lessee has made an overpayment of Operational Expenses for such calendar year, Lessor shall credit the amount of such overpayment to the next succeeding payment(s) of Base Rent and Additional Rent due hereunder (or, if this Lease has expired without Lessee then being in default hereunder, Lessor shall refund the amount of such overpayment to Lessee). Lessor shall have no obligation to provide any documentation to Lessee in response to any such request by Lessee other than those items expressly identified in this Paragraph G.

          Notwithstanding the preceding provisions of this Paragraph G to the contrary, from and after the date on which the Complex is no longer owned by Hewlett-Packard Company or an affiliated entity, Lessee shall have the right to review, but not the right to audit, at Lessee's sole cost and expense, Lessor's books and records maintained in the ordinary course of Lessor's business with respect to the Property for the one (1) preceding calendar year to confirm that the charges billed to Lessee under Sections 7 and 8 of this Lease are proper and conform to the provisions of this Lease. Lessee may exercise such right of review not more than once during any one (1) calendar year and shall exercise such right, if at all, by giving written notice to Lessor within ninety (90) days after Lessee receives from Lessor the statement described in Section 7.E(iii) above. Lessor shall cooperate with Lessee in providing Lessee reasonable access to Lessor's books and records during noiuial business hours to enable Lessee to review Lessor's books and records relating to the charges billed to Lessee under Sections 7 and 8 of this Lease for the preceding calendar year. Lessee shall conduct such review using solely its own employees or such other persons as are approved in writing in advance by Lessor, and in no event shall be permitted to engage any person or entity in connection with such review who either (i) has been retained by another lessee in the Complex within the preceding three (3) calendar years for such purpose, or (ii) whose compensation or fee is determined on any contingent or percentage of recovery basis. Lessee shall complete such review within thirty (30) days of commencing the same, which review shall occur during normal business hours at Lessor's office at which the relevant books and records are ordinarily maintained. Prior to commencing any such review, Lessee and all persons who will be reviewing the books and records shall be required to execute Lessor's form of confidentiality agreement. Lessee shall not have the right to request or to commence any such review while Lessee is in default hereunder (without regard to the giving of notice or the expiration of any cure periods). Lessee shall provide a copy of the results of any such review to Lessor promptly after Lessee receives the same, and shall notify Lessor in writing within thirty (30) days after the completion of such review of any matters which Lessee believes require an adjustment to Lessee's monetary obligation under this Section 7 or Section 8. If Lessor reasonably agrees with Lessee as to the amount of any overpayment by Lessee as disclosed by such review, then Lessee shall be entitled to a credit in the amount of such overpayment on the next succeeding instaliment(s) of Additional Rent due hereunder (and in the event that the Lease Term has expired or been earlier terminated, then Lessee shall be entitled to a prompt refund in the agreed-upon amount of such overpayment). If, following Lessor's receipt of the results of Lessee's review, the parties do not agree on the existence or the amount of any overpayment by Lessee, then Lessee shall have the right to maintain an independent action against Lessor for the recovery of any such overpayment and, in such case, if it is subsequently determined that Lessee has been overcharged by more than five (5%) percent of the amount payable in accordance with Sections 7 and 8 of this Lease, Lessee shall also be entitled to reimbursement from Lessor for the reasonable out-of-pocket third party costs and expenses paid by Lessee in the performance of such review.

        SEC. 8.    SERVICES AND UTILITIES:    Subject to the provisions of this Lease, Lessor shall furnish to Lessee the following services during the Lease Term:

          (a)   Janitorial service for the Leased Premises and the common areas, which shall initially be in accordance with the standards set forth on Exhibit "C" attached hereto and made a part hereof.

          (b)   Elevator service on a 24 hours per day, 365 days per year basis.

          (c)   Air conditioning and heating as reasonably required in Lessor's judgment for comfortable use and occupancy of the Leased Premises under normal office conditions or in accordance with applicable governmental regulations or guidelines; provided, however, that (1) Lessor acknowledges and agrees that heating, ventilation and air conditioning will be provided to the separately-metered Lab Area on a 24 hours per day, 365 days per year basis (the cost of which services shall be included in the "Lab Area Charge" (as hereinafter defined), and (2) Lessor shall furnish heat and air conditioning service to the remainder of the Office Space 24 hours' per day on weekdays only (excluding holidays observed by Lessor).

          (d)   Electricity for normal office use.

          (e)   Tempered and refrigerated water at those points of supply provided for general use of other lessees in the Complex.

          (f)    Building security service as modified from time to time by Lessor, which service (as of the date of this Lease) consists of a reception desk in the first floor lobby of the Building which is manned from 8:00 A.M. to 6:00 P.M. on weekdays (other than holidays observed by Lessor) and an access card key system for after-hours access to the Building. Lessor shall not be responsible for providing any security service or system dedicated to Lessee's Leased Premises.

          (g)   Landscaping, snow and ice removal from exterior paved areas.

        The cost to Lessor of providing the above-referenced services shall be included in Operational Expenses or Utility Expenses, as more particularly provided in Section 7. No interruption or malfunction of any such services shall constitute an eviction or disturbance of Lessee's use and possession of the Leased Premises or Building or a breach by Lessor of any of its obligations hereunder or otherwise render Lessor liable for damages or entitle Lessee to be relieved from any of its obligations hereunder or grant Lessee any right of abatement, set-off or recoupment. Unless expressly set forth in this Section, Lessor shall have no obligation to provide any utility or service to the Leased Premises or the Building.

        Notwithstanding anything in this Lease to the contrary if Lessee shall give Lessor written notice ("Abatement Notice") of an "Abatement Event" (as hereinafter defined), and if such Abatement Event continues beyond the "Eligibility Period" (as hereinafter defined), then the Base Rent and Lessee's other monetary obligations to Lessor shall be abated entirely or proportionately reduced, as the case may be, after expiration of the Eligibility Period for such time that Lessee continues to be so prevented by the continuation of the Abatement Event from using, and does not use, the Leased Premises or a substantial portion thereof, in the proportion that the Rentable Area of the portion of the Leased

Premises that Lessee is prevented from using, and does not use, bears to the total Rentable Area of the Leased Premises. The term "Eligibility Period" shall mean a period of ten (10) consecutive days after Lessor's receipt of an Abatement Notice(s). The term "Abatement Event" shall mean an event or circumstance that is within Lessor's control and which, solely as a result of the failure by Lessor to provide services or access to the Leased Premises, prevents Lessee from using the Leased Premises or a substantial portion thereof. In addition, if an Abatement Event prevents Lessee from using all or substantially all of the Leased Premises and continues for one hundred eighty (180) consecutive days after any Abatement Notice, Lessee may thereafter terminate this Lease by written notice to Lessor at any time prior to the date such Abatement Event is cured by Lessor. The foregoing paragraph shall be Lessee's sole and exclusive remedy on account of an Abatement Event and shall not apply to casualty or condemnation, which shall be covered elsewhere in this Lease.

        As part of Lessor's Work, Lessor shall at its expense install one or more sub-meters to measure Lessee's consumption of electrical energy in the Lab Area (including, without limitation, electricity for lights, and to operate the Bus bars and the Liebert units). Commencing on the Commencement Date, Lessee shall pay to Lessor on account of the provision of electricity and HVAC service to the Lab Area, as Additional Rent, an amount (the "Lab Area Charge") in addition to amounts on account of Operational Expenses and Utility Expenses, determined by Lessor in accordance with the formula attached to this Lease as Exhibit "G" and made a part hereof. Lessor shall initially bill Lessee for the Lab Area Charge in arrears, which bills shall be due and payable within thirty (30) days. At any time after the first three (3) months of the Lease Term, Lessor shall have the right, by written notice to Lessee, to modify the method of billing for and payment of the Lab Area Charge as follows:

          (i)    on the first day of each calendar month thereafter, Lessee shall pay to Lessor, in advance, an amount equal to Lessor's good faith estimate of the monthly Lab Area Charge;

          (ii)   Lessor shall, on a quarterly basis, provide to Lessee a statement of the actual Lab Area Charges for the preceding three (3) calendar months, together with a tabulation of the amount previously paid by Lessee to Lessor on account of Lab Area Charges for such period; and

          (iii)  If such statement shows that the payments so made by Lessee to Lessor were less than the aggregate Lab Area Charges for such period, Lessee shall pay the difference to Lessor within ten (10) days of its receipt of such statement; if such statement shows Lessee has overpaid such Lab Area Charges for such period then Lessor shall credit the same against the next Lab Area Charges due from Lessee (or refund the amount of such overpayment if the Lease Term expired during the preceding calendar quarter).

        In addition, Lessee shall pay to Lessor, as Additional Rent, monthly as billed, any other charges as may be separately metered or submetered with respect to the Leased Premises. At the request of Lessee, or upon Lessor's own initiative, Lessor may install a separate meter or submeter to measure the consumption of any other utilities in the Leased Premises, and the parties shall agree prior to the installation thereof on the method by which the charges to be paid by Lessee for such utilities shall be determined. The cost of installation of such meters or submeters shall be borne by the party requesting the installation of such meters or submeters. From and after the installation of any such separate meter or submeter, Lessee shall pay the full amount for the utility so metered or submetered based on such meter or submeter reading. In lieu of requesting the installation of a meter or submeter, Lessee and Lessor shall each have the right to cause the applicable utility provider to perform an audit of the consumption of such provider's utility service within the Leased Premises, at the sole expense of the party requesting such audit, the report of which audit shall be shared with the other party to this Lease. If such audit report demonstrates that the actual cost of such utility service as consumed within the Leased Premises is less than or more than the amount paid by Lessee based on its Proportionate Share of the total charge for such utility to the Complex (or, in the case of electricity charges, if such audit report demonstrates that the actual cost of electricity attributable to the Leased Premises is less than or more than the amount of the electricity charge used by Lessor in calculating the then-current Lab Area Charge in accordance with the provisions of this Section 8), Lessee and Lessor shall make an equitable adjustment to the amount of such charge on a prospective basis. Any utility or service provided to any portion of the Leased Premises which is so separately metered or submetered shall be excluded from the calculation of Utility Expenses.

        In the event that Lessee desires air conditioning or heating at any time or times other than as specified in subparagraph (c) of this Section 8, Lessee shall request the same in writing to Lessor not less than twenty-four (24) hours in advance, and Lessor shall then furnish such service at the time or times requested by Lessee. Lessee shall be charged for such air conditioning or heating furnished by Lessor during such periods at Lessor's then standard hourly rate applicable during the periods when such services are furnished (which rate shall reflect the actual cost to Lessor (including depreciation) of operating the air conditioning or heating system after normal business hours). Lessor's current standard hourly rate (which shall remain in effect for the first Lease Year) is $50/hour. Such rate may be changed by Lessor at any time after the first Lease Year and from time to time during the term of this Lease as Lessor's cost of providing such service changes.

        Lessor shall have the right, exercisable upon reasonable advance notice to Lessee (except in the case of an emergency, when only such notice as is practicable under the circumstances need be given), to temporarily suspend any utility service to the Leased Premises or the Building (or any portion thereof) in order to facilitate the performance of construction, repair, restoration, or alteration activities. Lessor shall make reasonable efforts to provide substitute utility service for any service so suspended, but Lessor shall not be liable to Lessee for any such suspension.

        SEC. 9.    MAINTENANCE, REPAIRS AND USE:

          A.    Lessor shall, except as otherwise provided herein, provide for the maintenance and repair of the foundations, exterior walls, exterior windows, roof, structural floors, structural elements, elevators, lobbies, stairways and other common areas, Building systems equipment (other than equipment installed by any lessee), roadways, paved areas and parking areas, in good repair and condition (reasonable wear and tear, damage caused by casualty or condemnation (except to the extent of Lessor's restoration obligations set forth in Sections 14 or 15 below), and damage caused by the negligence or willful misconduct of Lessee or its employees, agents, contractors or servants, excepted) the cost of which shall be included in Operational Expenses. Unless otherwise expressly stipulated herein, Lessor shall not be required to make any improvements or perform any maintenance or repairs of any kind or character on the Leased Premises or the Building during the Lease Term except that Lessor shall make such modifications to the Building (including the Leased Premises) as may be required in order to comply with "Legal Requirements" (as hereinafter defined) applicable to general office use that first become effective after the date of this Lease, the cost of which modifications shall be included in Operational Expenses; provided, however, that if such newly-enacted Legal Requirements require any modifications to be made to the Leased Premises by reason of any use being made thereof other than general office use (without intending hereby to modify the definition of "Permitted Uses" set forth in Section 4 above), then such modifications shall be made by Lessor at the sole cost of Lessee. Lessee shall promptly give Lessor written notice of any damage in the Leased Premises or the Building requiring repair by Lessor, and, provided that Lessor makes commercially reasonable efforts to commence and diligently pursue such repairs to completion, Lessor shall not be liable for any damages resulting from the failure to make any such repair. If, during the making of any repairs or alterations herein required to be made by Lessor (other than pursuant to Sections 14 or 15 below), Lessee is deprived of the uninterrupted use of a material portion of the Leased Premises for a period longer than ten (10) consecutive days after Lessee gives written notice of such interruption to Lessor, solely by reasons within Lessor's control, then the Base Rent and other charges payable by Lessee hereunder shall be equitably abated from and after the expiration of such 10-day period until Lessor has removed the cause within its control of such interruption, which abatement right shall be Lessee's sole and exclusive remedy on account of such interruption by Lessor.

          B.    Lessor may, at its option and at the cost and expense of Lessee (to the extent not otherwise covered by Lessor's insurance (excluding Lessor's self-insurance)), repair or replace any damage or injury done to the Building or any part thereof, caused by Lessee, Lessee's agents, employees, licensees, invitees or visitors; Lessee shall pay the cost thereof to Lessor as Additional Rent, on demand. Lessee further agrees to maintain and keep the interior of the Leased Premises, all alterations, additions or changes to the Leased Premises made by Lessee, and all equipment installed by Lessee in the Building, in good repair and condition (reasonable wear and tear excepted), at Lessee's expense. Lessee agrees not to commit or allow any waste or damage to be committed on any portion of the Leased Premises, and at the termination of this Lease, by lapse of time or otherwise, and to maintain the Leased Premises in as good condition as on date of first possession by Lessee, reasonable wear and tear and damage caused by casualty or condemnation alone excepted.

          C.    Lessee will not: use, occupy or permit the use or occupancy of the Leased Premises for any purpose which is not permitted under "Legal Requirements" or "Insurance Requirements" (as hereinafter defined), or which may be dangerous to life, limb, or property; or permit the maintenance of any public or private nuisance; or do or permit any other thing which may disturb the quiet enjoyment of any other lessee of the Building; or keep any substance or carry on or permit any operation which might emit offensive odors or conditions into other portions of the Building; or use any apparatus which might make undue noise or set up vibrations in the Building; or permit anything to be done which would increase the fire and extended coverage insurance rate on the Building or contents, and if there is any increase in such rates by reason of acts of Lessee, then Lessee agrees to pay such increase promptly upon demand therefor by Lessor. As used in this Lease, (i) the term "Legal Requirements" means, collectively, those statutes, by-laws, codes, and ordinances (and all rules and regulations thereunder), licenses, permits, approvals, consents, executive orders and other administrative orders, judgments, decrees, and other judicial orders of or by any governmental authority which may at any time be applicable to the Land or the Building or to any condition or use thereof; and (ii) the term "Insurance Requirements" means, collectively, the terms of any policy of insurance maintained by Lessor or Lessee and applicable to the Land or the Building or to the use of any portion of either, and all requirements of the issuer of any such policy and all orders, rules, regulations and other requirements of the National Board of Fire Underwriters, or any other body exercising similar functions.

        SEC. 10.    LIENS:    Lessee shall not permit any mechanics' liens, materialmen's liens, or other liens to be fixed or placed against the Leased Premises or the Building and shall immediately discharge (either by payment or by filing of the necessary bond) any such lien which is allegedly fixed or placed against the Leased Premises or the Building or the Complex by any person or entity claiming against Lessee or anyone claiming by or through Lessee.

        SEC. 11.    ALTERATIONS:    All alterations, additions or changes to the Leased Premises that Lessee desires to make shall require Lessor's prior written consent, after submission to Lessor of plans and specifications showing the alterations, additions or changes Lessee desires to make and any other information reasonably requested by Lessor, which consent shall not be unreasonably withheld, delayed or conditioned; provided, however, that Lessor's consent shall not be required for painting or installing removable decorative items (other than wall coverings and floor coverings). All alterations, additions or changes shall: be made by bondable workers and contractors approved in advance in writing by Lessor, which approval shall not be unreasonably withheld, delayed or conditioned; be performed in accordance with the plans and specifications previously delivered to and approved by Lessor; be done in a manner so as to create the least possible disruption or inconvenience to Lessor and to other lessees in the Building and other workers and contractors performing work in the Building; and shall be done in a good and workmanlike manner employing new construction materials at least equal in quality to those of the existing Building, and in compliance with all Legal Requirements, Insurance Requirements, and "Rules and Regulations" (as hereinafter defined). Before commencing work, Lessee shall: secure all necessary licenses, permits and approvals required by applicable Legal Requirements, and furnish copies thereof to Lessor; at Lessor's request, provide (or cause its contractor to provide) such bonds or other assurances satisfactory to Lessor protecting Lessor against claims arising out of the furnishing of labor and materials for the work; and carry or cause each contractor to carry insurance with such coverages and in such amounts as Lessor may reasonably require (all such insurance to be written in companies approved by Lessor and Lessee shall deliver to Lessor certificates of all such insurance prior to the commencement of such work). Within two (2) weeks after completion of any alterations, additions or changes involving Building systems, hardwall partitions, or structural changes, Lessee shall submit as-built drawings or sketches of the completed work to Lessor.

        Lessee shall, at its sole cost and expense, obtain and maintain in full force and effect, from the date of this Lease through the last day of the Lease Term (and also for any period thereafter during which Lessee or anyone claiming by, through or under Lessee, is in possession of any portion of the Leased Premises), insurance upon "Lessee's Work" and all alterations, additions or improvements made to any portion of the Leased Premises, against all risk of physical loss or damage, in an amount not less than the full replacement value of the foregoing, with an agreed amount endorsement to satisfy co-insurance requirements, naming as insureds both Lessor and Lessee as their interests may appear. Lessee shall provide certificates of such insurance to Lessor prior to the Commencement Date and shall thereafter provide certificates of renewal or replacement of such insurance not less than thirty (30) days prior to the expiration of each such policy. To the extent to which the same are available on commercially reasonable terms, all policies of insurance maintained by Lessee pursuant to this Section shall contain the same waiver of subrogation provisions for the benefit of Lessee as Lessor is required to obtain pursuant to Section 14 below.

        In the event that Lessee desires to install a generator pad and generator to service the Leased Premises, Lessor's prior written approval shall be required, which approval shall be conditioned upon, among other things, Lessee's written agreement (as set forth in an amendment to this Lease) to comply with Lessor's procedures and requirements applicable to generators, generator pads, and generator fuel tanks.

        All work at any time performed by Lessee shall be designed, constructed, located, and operated so as not to interfere with the operation and use of other equipment (including, without limitation, cellular communications equipment or other electronic equipment) within the Complex or on the roof thereof by Lessor or by other parties now or hereafter occupying space within the Complex (and if Lessor determines at any time that any component of any alterations, additions, or changes proposed or made by Lessee does so interfere), Lessor shall have the right to require Lessee to reorient, modify, or remove such component at Lessee's sole cost and expense.

        Lessee shall indemnify, defend and hold harmless Lessor and its officers, directors, servants, agents, employees, contractors and invitees from and against any and all liability, damage, penalties or judgments and from and against any claims, actions, proceedings and expenses and costs in connection therewith, including reasonable attorneys' fees, resulting from any alterations, additions or improvements undertaken by or on behalf of Lessee, which obligations shall survive the expiration or termination of this Lease with respect to work performed by or on behalf of Lessee prior to such expiration or termination.

        In the course of any work being performed by or on behalf of Lessee, Lessee agrees to use labor compatible with that being employed by Lessor for work in the Building or on the Property, and not to employ or permit the use of any labor or otherwise take any action which might result in a labor dispute involving personnel providing services in the Building or on the Property pursuant to arrangements made by Lessor.

        Lessee shall not, without the specific written consent of Lessor and Lessee's written agreement to pay additional costs resulting therefrom, install any apparatus or device within any portion of the Leased Premises other than the Lab Area, including electronic data processing machines, punch card machines or any other machines, that would (i) weigh in excess of the machines normally used in comparable buildings in Nashua, New Hampshire; or (ii) use electrical power in excess of that available to the Leased Premises through the Building's existing electrical system; or (iii) in any way increase the amount of electrical power, water, gas heating or air conditioning used by Lessee in the Leased Premises to an amount in excess of the amount usually furnished at such time for use by lessees in general office space in other similar buildings in Nashua, New Hampshire. With respect to the Lab Area, Lessee shall not, without the specific written consent of Lessor and Lessee's written agreement to pay additional costs resulting therefrom, install any apparatus or device therein, including electronic data processing machines, punch card machines or any other machines, that would (i) weigh in excess of the Building floor loading capacity; or (ii) exceed the design limits of the electrical power, water, gas, heating, ventilation or air conditioning systems or lines available in the Lab Area, provided that Lessee shall be permitted, subject to and in accordance with the requirements of this Section 11, to install at its sole cost and expense wires, lines and other appurtenances to increase the amount of electrical power, water, gas, heating, ventilation or air conditioning available for Lessee's use in the Lab Area, provided further that as part of such work Lessee installs separate meters or submeters to measure the amount of such additional utility or service so supplied to the Lab Area and that Lessee thereafter shall pay to Lessor all costs of such additional utility or service as Additional Rent as part of the Lab Area Charge.

        SEC. 12.    LESSEE'S FURNITURE, FIXTURES AND PERSONAL PROPERTY:    Lessee may remove its trade fixtures, office supplies and movable office furniture and equipment and movable personal property (collectively, "Lessee's Personal Property") provided: (a) such removal is made prior to the expiration or earlier termination of this Lease; and (b) Lessee promptly repairs all damage caused by such removal. All other property at the Leased Premises and any alterations, additions or improvements (including "Lessee's Work" (as hereinafter defined)) to the Leased Premises (including wall-to-wall carpeting, paneling or other wall covering) shall become the property of Lessor and shall remain upon and be surrendered with the Leased Premises as a part thereof at the expiration or earlier termination of this Lease, Lessee hereby waiving all rights to any payment or compensation therefor. If, however, Lessor so requests in writing at the time of its approval of the plans therefor submitted by Lessee, Lessee shall, prior to the expiration or earlier termination of this Lease, remove the alterations, additions, fixtures, equipment and property placed or installed by it in the Leased Premises (including "Lessee's Work" (as hereinafter defined)) as so requested by Lessor, and will repair any damage caused by such removal. If any property which is required to be removed by Lessee is not removed within the specified time, Lessor may, in addition to its other rights and remedies, treat such property as abandoned, and may remove such property and store the same at Lessee's expense or dispose of the same without any obligation or liability to Lessee, and Lessee shall reimburse Lessor on demand for the expenses incurred in doing so.

        SEC. 13.    SUBLETTING AND ASSIGNING:    Except for any "Permitted Transfer" (as hereinafter defined in this Section), Lessee shall not assign or otherwise transfer this Lease or any interest herein, and shall not sublet the Leased Premises or any portion thereof, or suffer or permit any other party to occupy or use the Leased Premises or any portion thereof, without the prior express written consent of Lessor in each instance, which consent shall not be unreasonably withheld, delayed or conditioned. Without limitation, Lessor shall not be deemed unreasonable for withholding consent to a proposed assignment or sublease based on the creditworthiness of the proposed transferee, the current financial condition and fmancial history (if any) of the proposed transferee, the nature of the business proposed by such transferee to be conducted on the Leased Premises, and the need for alterations or improvements to be made to ready the Leased Premises for occupancy by such proposed transferee which are of an unusual nature not readily reusable by a future occupant of the Leased Premises for the Permitted Uses set forth in this Lease. Lessee shall not mortgage, pledge, hypothecate or otherwise encumber this Lease or any interest herein without the express prior written consent of Lessor in each instance, which consent may be withheld by Lessor in its sole and absolute discretion; provided, however, that Lessee may pledge, mortgage or otherwise encumber Lessee's Personal Property

(but not its interest in this Lease) without requiring Lessor's prior written consent provided that the rights of the holder of such pledge, mortgage or other encumbrance are subject to all of the terms of this Lease, including the provisions applicable to the timing and manner of removal of items from the Leased Premises and the repair or restoration of damage resulting therefrom. Lessee shall reimburse Lessor on demand, as Additional Rent, for all reasonable expenses (including reasonable attorneys' fees) incurred by Lessor in connection with any request for Lessor's consent to any such assignment or subletting.

        If Lessee wishes to enter into an assignment or sublease with respect to all or any portion of the Leased Premises, Lessee shall deliver to Lessor (i) a true and complete copy of the proposed instrument containing all of the terms and conditions of such proposed assignment or sublease, (ii) a reasonably detailed description of the business operations proposed to be conducted in the Leased Premises by such assignee or sublessee, (iii) such financial information concerning such proposed assignee or sublessee as Lessor may reasonably require, (iv) schematic plans and specifications for any alterations which Lessee or such assignee or sublessee seeks to make in connection with such proposed assignment or sublease (with complete plans and specifications to be submitted and approved prior to the commencement of any construction, as required under Section 11), and (v) a written agreement, in form reasonably approved by Lessor, between such proposed assignee or sublessee and Lessor in which such assignee or sublessee agrees with Lessor to perform and observe all of the terms, covenants and conditions of this Lease.

        Subject to the provisions of the last grammatical paragraph of this Section, in the event of (i) any proposed assignment of this Lease, or (ii) a proposed subletting of twenty (20%) or more of the Rentable Area or more of the Leased Premises for a term of three (3) years or more, Lessor reserves the right, in its discretion and at its sole option, to terminate this Lease as an alternative to granting its consent to such assignment or, in the case of a proposed subletting, to suspend this Lease with respect to the portion of the Leased Premises proposed to be so subleased for the term of the proposed sublease. Within fourteen (14) days after receipt of the notice of the proposed assignment or subletting and the other information required to be provided to Lessor hereunder, Lessor shall notify Lessee in writing whether it consents, withholds its consent, or elects to terminate or suspend (as applicable) this Lease (or the applicable portion thereof). If Lessor elects to terminate or suspend (as applicable) this Lease (or the applicable portion thereof), such termination or suspension shall be effective thirty (30) days after Lessor gives notice to Lessee thereof. Failure of Lessor to so notify Lessee within such time period shall be deemed to constitute Lessor's withholding its consent to such assignment or subletting. If Lessor consents to such proposed assignment or subletting, then prior to such assignment or sublease becoming effective (and as a condition precedent to the effectiveness thereof), Lessee shall deliver to Lessor an original of the fully-executed instrument of assignment or sublease and of the agreement described in clause (v) above.

        Notwithstanding any such consent, the undersigned Lessee shall remain jointly and severally liable (along with each approved assignee or sublessee, who shall automatically become liable for all obligations of Lessee hereunder), and Lessor shall be permitted to enforce the provisions of this Lease directly against the undersigned Lessee and/or any assignee or sublessees without proceeding in any way against any other person. If Lessee enters into an assignment or sublease, then Lessee shall pay to Lessor as Additional Rent, as and when received by Lessee, fifty (50%) percent of the amount by which (on a pro-rated basis in the case of a sublease covering less than all of the Leased Premises) the consideration, rent, or other charges payable to Lessee under such assignment or sublease exceed the sum of (i) the Rent to be paid hereunder, and (ii) Lessee's actual out-of-pocket payments to third parties for costs reasonably incurred in connection with such assignment or sublease (including advertising, architect's and engineer's fees and expenses, brokerage fees, legal fees, and fit-up costs) together with free rent and other monetary inducements (at not greater than market rates for comparable subleases in the vicinity of the Building), all amortized for these purposes over the term of this Lease (in the case of an assignment) or over the term of the sublease (in the case of a sublease). No consent to an assignment or sublease or collection of rent by Lessor directly from any assignee or sublessee, or failure so to collect such rent, shall be deemed a waiver of the provisions of this Section, an acceptance of such assignee or sublessee as a lessee hereunder, or a release of Lessee from direct and primary liability for the performance of all of the covenants of this Lease. Lessor's consent to an assignment or sublease shall not relieve Lessee from the obligation of obtaining the express consent of Lessor to any modification of such assignment or sublease, or any further assignment or sublease. In no event shall any party to an assignment or sublease, whether or not consented to, further assign, sublease or otherwise transfer all or any part of its interest in the Leased Premises without the prior written consent of Lessor in each instance, which consent may be withheld by Lessor in its sole and absolute discretion. Lessee shall not permit any other person or entity to occupy the Leased Premises for any purpose, whether as tenant at will or as tenant at sufferance or otherwise, or by license, concession, or any other written or verbal arrangement, except in accordance with the provisions of this Section.

        Notwithstanding the preceding provisions of this Section, without the necessity of obtaining Lessor's prior written consent, Lessee shall be entitled to assign this Lease to, or to enter into a sublease of all or any portion of the Leased Premises to (each a "Permitted Transfer"), (i) an entity into or with which Lessee is merged or consolidated, or to which substantially all of Lessee's stock or assets are transferred, or (ii) any entity which controls or is controlled by Lessee or is under common control with Lessee, provided that in any such event: (a) the successor to Lessee has a net worth, computed in accordance with generally accepted accounting principles consistently applied, at least equal to the greater of (1) the net worth of Lessee immediately prior to such merger, consolidation or transfer, or (2) the net worth of the named Lessee on the date of this Lease; (b) proof of such net worth reasonable satisfactory to Lessor shall have been delivered to Lessor at least ten (10) days prior to the effective date of such transaction; and (c) in the case of an assignment, the assignee agrees directly with Lessor, by written instrument in form satisfactory to Lessor, to be bound by all of the obligations of Lessee hereunder, including the prohibition against further assignment and subletting.

        SEC. 14.    FIRE AND CASUALTY:

        Lessor shall maintain in full force from the date of this Lease through the duration of the Lease Term a policy or policies of insurance upon the Building insuring against all risks of physical loss or damage under an "All Risk" coverage endorsement in an amount at least equal to the full replacement value of the property insured, with an agreed amount endorsement to satisfy co-insurance requirements, as well as insurance against the breakdown of boilers and other machinery as customarily insured against for comparable buildings in the vicinity of the Building. Lessor may satisfy all or any portion of this obligation through self-insurance or by means of a blanket policy covering locations in addition to the Building. Upon written request by Lessee not more than one (1) time per calendar year, Lessee shall provide certificates of such insurance to Lessee. To the extent to which the same are available on commercially reasonable terms, all policies of insurance maintained by Lessor shall contain the same waiver of subrogation provisions for the benefit of Lessee as Lessee is required to obtain in its insurance policies for the benefit of Lessor. Lessor shall have no obligation to insure any of Lessee's Personal Property, or any of "Lessee's Work" (as hereinafter defined), or any other alterations, additions, or improvements made or constructed by Lessee.

        If at any time during the Lease Term, the Leased Premises or a substantial portion of the Building shall be damaged or destroyed by fire or other casualty, Lessor shall give written notice to Lessee within ninety (90) days after the occurrence of such damage or destruction whether Lessor elects, in its sole discretion, (i) to terminate this Lease or (ii) to repair and reconstruct the Leased Premises and the Building (in which case Lessor shall include with such notice a statement from Lessor's architect, engineer or contractor stating such person's good faith estimate of the time required to complete such repairs and restoration). If such estimate exceeds twelve (12) months from the date of Lessor's notice to Lessee, then Lessee may, by written notice given to Lessor within thirty (30) days after Lessee's receipt of Lessor's notice, terminate this Lease effective not more than thirty (30) days after such notice is given to Lessor. If Lessor elects to repair and reconstruct the Leased Premises and the Building, and this Lease is not terminated by Lessee pursuant to the provisions of the immediately preceding sentence, then this Lease shall continue in full force and effect and Lessor shall proceed to repair and reconstruct the Leased Premises and the Building to substantially the same condition in which they existed immediately prior to such damage or destruction (subject to the exclusions hereinbelow described) within a reasonable time thereafter, subject to delays arising from the settlement of insurance proceeds, shortages of labor or material, acts of God, or other conditions beyond Lessor's reasonable control. In any of the aforesaid circumstances, Rent shall abate proportionately during the period to the extent that the Leased Premises are unfit for use by Lessee in the ordinary conduct of its business. Lessor shall not be required to rebuild, repair, or replace any part of Lessee's Personal Property, "Lessee's Work" (as hereinafter defined), or any other alterations, additions or improvements made by Lessee, and Lessee shall be obligated to rebuild, repair and replace the same. Lessor's restoration obligation shall not require Lessor to spend an amount in excess of the insurance proceeds actually received by Lessor and allocable thereto. If Lessor fails to substantially complete such repair and reconstruction within twelve (12) months after it commenced the same (subject to delays as aforesaid), Lessee shall have the right to terminate this Lease by giving written notice of termination to Lessor within thirty (30) days after the expiration of such 12-month period; provided, however, that if Lessor substantially completes such work within such 30-day period, then Lessee's termination notice shall be deemed null and void and of no force and effect. Notwithstanding the foregoing to the contrary, if the Leased Premises is materially damaged by fire or other casualty during the last twelve (12) months of the Lease Term (excluding, for this purpose, the Extension Term unless Tenant has exercised the extension option in accordance with Section 2.B above prior to the occurrence of such fire or other casualty) such that the Leased Premises cannot be repaired and restored within two (2) months of the occurrence of such fire or other casualty, then Lessee may, by written notice given to Lessor within thirty (30) days after the occurrence of such fire or other casualty, terminate this Lease effective not more than thirty (30) days after such notice is given to Lessor. In the event that this Lease is terminated in accordance with the provisions of this Section, Lessor shall refund to Lessee the prepaid unaccrued Rent, if any, less any sums then owing to Lessor by Lessee, or Lessee shall pay all Rent and other sums owed to Lessor up to the date of such termination, as the case may be.

        SEC. 15.    CONDEMNATION:    If Lessor or Lessee shall receive notice that all or any part of the Leased Premises or the Building is to be taken by condemnation or otherwise during the Lease Term, it shall promptly notify the other parry. If all or any part of the Leased Premises or the Building is to be so taken, Lessor may elect to terminate this Lease or to continue this Lease in effect. If such taking includes all or a substantial portion of the Leased Premises and Lessee reasonably determines that the portion of the Leased Premises or the Building remaining after such condemnation is not sufficient to enable Lessee to continue the normal operation of its business as then conducted in the Leased Premises, Lessee shall have the right to terminate this Lease. Any election to terminate this Lease pursuant to the preceding two (2) sentences of this Section shall be made in writing given to the other party to this Lease within sixty (60) days of the date on which such party first receives notice of such taking, but such termination shall not be effective until the date on which physical possession of the Leased Premises (or such portion thereof) is taken by the condemning authority. If this Lease is not terminated in accordance with the preceding provisions of this Section, then the Rent shall be reduced in proportion to the area of the Leased Premises so taken and Lessor shall repair any damage to the remainder of the Leased Premises or the Building resulting from such taking, but in no event shall Lessor be required to spend thereon more than the amount of the award received by Lessor by reason of such taking and allocable thereto. All sums awarded or agreed upon between Lessor and the condemning authority for the taking of the interest of Lessor or Lessee, whether as damages or as compensation, shall be the property of Lessor; provided, however, that Lessee shall be entitled to seek a separate damage award for Lessee's moving and relocation expenses only. If this Lease is terminated under any provision of this Section 15, Rent shall be payable up to the date that possession is taken by the condemning authority and Lessor shall refund to Lessee any prepaid unaccrued Rent less any sums then owing by Lessee to Lessor.

        SEC. 16.    EVENT OF DEFAULT AND LESSOR'S REMEDIES:    Each of the following acts, omissions or occurrences shall constitute an "Event of Default" hereunder:

  A.
  Failure by Lessee to timely pay any Base Rent, Additional Rent or other payments required to be paid hereunder, which failure continues for at least five (5) days after Lessor gives written notice to Lessee of such failure (provided, however, that after Lessor has given two (2) notices to Lessee pursuant to this subsection within a 12-month period, failure to make any payment of Base Rent, Additional Rent or other payment within five (5) days after the date on which the same is due hereunder shall constitute an immediate Event of Default without the necessity of Lessor giving any notice to Lessee).

  B.
  Failure by Lessee to perform or observe any other covenant, condition or provision of this Lease to be performed or observed by Lessee, which failure is not cured within thirty (30) days after written notice from Lessor to Lessee of such failure; provided, however, that if such default is of such a nature that it cannot be cured through the use of diligent efforts within such 30-day period, then provided that Lessee commences such cure within such 30-day period an "Event of Default" shall not be deemed to have occurred for so long as Lessee prosecutes such cure to completion diligently and continuously.

  C.
  The adjudication of Lessee to be bankrupt or insolvent or the filing or execution or occurrence of: a petition in bankruptcy or other insolvency proceeding by or against Lessee; or petition or answer seeking relief under any provision of the Bankruptcy Code or any similar acts; or an assignment for the benefit of creditors or a composition; or a petition or other proceeding by or against Lessee for the appointment of a trustee, receiver or liquidator of Lessee or any of Lessee's property or a proceeding by any governmental authority for the dissolution or liquidation of Lessee, unless any such involuntary receivership or proceeding against Lessee is dismissed or stayed within thirty (30) days thereafter.

        Upon or at any time following the occurrence of any Event of Default hereunder, Lessor may, at its option, in addition to any and all other rights, remedies or recourses available to it hereunder or at law or in equity, do any one or more of the following:

  (a)
  Terminate this Lease, in which event Lessee shall immediately surrender possession of the Leased Premises to Lessor.

  (b)
  Enter upon and take possession of the Leased Premises and expel or remove Lessee and any other occupant therefrom, with or without having terminated the Lease.

  (c)
  Alter locks and other security devices at the Leased Premises.

        Exercise by Lessor of any one or more of the remedies herein granted or otherwise available shall not be deemed to be an acceptance of surrender of the Leased Premises by Lessee, whether by agreement or by operation of law, it being understood that such surrender can be effected only by the written agreement of Lessor and Lessee. No such alteration of security devices and no removal or other exercise of dominion by Lessor over the property of Lessee or others at the Leased Premises shall be deemed unauthorized or constitute a conversion, Lessee hereby consenting, after any Event of Default, to the aforesaid exercise of dominion over Lessee's property within the Building. All claims for damages by reason of such re-entry and/or repossession and/or alteration of locks or other security devices are hereby waived, as are all claims for damages by reason of any distress warrant, forcible detainer proceedings, sequestration proceedings or other legal process.

        In the event Lessor elects to terminate this Lease by reason of an Event of Default, then notwithstanding any such termination Lessee shall be liable for and shall pay to Lessor the sum of all Base Rent, Additional Rent and other indebtedness accrued to the date of such termination, plus, as damages, all other sums required to be paid by Lessee to Lessor over the remainder of the Lease Term, diminished by any net sums thereafter received by Lessor through reletting of the Leased Premises during such period (after deducting expenses incurred by Lessor as hereinafter provided). Such amounts shall be paid by Lessee to Lessor in monthly installments on the first day of each calendar month during the remainder of what would have been the Lease Term if this Lease had not been so terminated. In no event shall Lessee be entitled to any excess of any net sums obtained by reletting over and above the amounts required to be paid by Lessee under this Lease. Actions to collect amounts due by Lessee as provided in this paragraph may be brought from time to time on one or more occasions, without the necessity of Lessor's waiting until the expiration of the original scheduled Lease Term. In lieu of the foregoing damages, Lessor may, at any time after such termination, elect to recover from Lessee as damages, an amount of money equal to the amount (if any) by which (i) the total Base Rent and all other payments due for the balance of the Lease Term, exceeds (ii) the fair market rental value of the Leased Premises for the balance of the Lease Term as of the occurrence of the Event of Default, such difference to be discounted at the rate of 6% per annum to present value.

        In the case of an Event of Default, Lessee shall also be liable for and shall pay to Lessor upon demand, in addition to any other sums provided to be paid hereunder: brokers' fees incurred by Lessor in connection with reletting all or any portion of the Leased Premises; the costs of removing and storing Lessee's or other occupant's property found in the Leased Premises; the costs of repairing or restoring the Leased Premises to its condition as of the Commencement Date, reasonable wear and tear excepted; the cost of alterations made to the Leased Premises in connection with such reletting; and all reasonable expenses incurred by Lessor in enforcing Lessor's remedies, including reasonable attorneys' fees. Past due Base Rent, Additional Rent and other past due payments shall bear interest from their respective due dates until paid at the rate of 18% per annum.

        In the event of termination or repossession of the Leased Premises upon the occurrence of an Event of Default, Lessor shall not have any obligation to relet or attempt to relet the Leased Premises or any portion thereof or to collect any rental after any such reletting. In the event of any such reletting, Lessor may relet the whole or any portion of the Leased Premises for any period, to any Lessee, for any rental and for any use and purpose.

        In calculating the amounts for which Lessee is liable hereunder, it shall be deemed that Operational Expenses and Utility Expenses will continue at the same level as during the twelve (12) month period immediately preceding the termination of this Lease or Lessee's right to possession of the Leased Premises.

        Lessor shall have the right to invoke any right and remedy allowed at law or in equity or by statute or otherwise as though re-entry, summary proceedings, and other remedies were not provided for in this Lease. Nothing in this Lease shall require Lessor to elect any remedy for a default or Event of Default by Lessee hereunder, and all rights herein provided shall be cumulative with one another and with any other rights and remedies which Lessor may have at law or in equity in the case of such a default or Event of Default. Lessor's remedies under this Section shall survive the early termination of this Lease.

        SEC. 17.    LIABILITY INSURANCE:    During the Lease Term, Lessee shall maintain a policy of comprehensive general liability insurance, including fire legal liability, at Lessee's expense, insuring Lessor against liability arising out of the ownership or maintenance of the Property. The initial amount of such insurance shall be at least $3,000,000 combined single limit, and such policy shall be issued by an insurer reasonably acceptable to Lessor. However, the amount of such insurance shall not limit Lessee's liability nor relieve Lessee of any obligation hereunder. The policy shall contain cross-liability endorsements or a "separation of insureds" clause whereby each insured is treated as if they are the only insured under the policy. Such policy shall contain a provision which prohibits cancellation or modification of the policy except upon thirty (30) days prior written notice to Lessor. Lessee may discharge its obligations under this Section by naming Lessor as an additional insured under a policy of Comprehensive General Liability maintained by Lessee and containing the coverage and provisions described in this Section. Lessee shall deliver a Certificate of Insurance (or a renewal thereof) to Lessor prior to the Commencement Date and thereafter not less than thirty (30) days prior to the expiration of any such policy. Lessee shall, at Lessee's expense, maintain such other property and liability insurance as Lessee deems necessary to protect Lessee. To the extent available on commercially reasonable terms, all insurance policies shall contain a waiver of subrogation to the extent of insurance proceeds payable.

        SEC. 18.    HOLD HARMLESS:    TO THE FULLEST EXTENT PERMITTED BY LAW, LESSEE SHALL DEFEND WITH COUNSEL REASONABLY ACCEPTABLE TO LESSOR, INDEMNIFY AND SAVE HARMLESS LESSOR AND ITS MORTGAGEES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, SERVANTS, AGENTS, CONTRACTORS, AND EMPLOYEES, FROM AND AGAINST ANY AND ALL LIABILITY, DAMAGE, PENALTIES OR JUDGMENTS, AND FROM AND AGAINST ANY CLAIMS, ACTIONS, PROCEEDINGS AND EXPENSES AND COSTS IN CONNECTION THEREWITH, INCLUDING REASONABLE COUNSEL FEES, ARISING FROM (I) INJURY TO PERSONS OR THEFT OR DAMAGE TO PROPERTY SUSTAINED BY ANYONE ON OR ABOUT THE LEASED PREMISES, UNLESS CAUSED BY THE NEGLIGENT OR WILLFUL ACT OR OMISSION OF LESSOR OR ITS OFFICERS, DIRECTORS, SERVANTS, AGENTS, OR EMPLOYEES, OR (II) ANY BREACH OF ANY PROVISION OF THIS LEASE BY LESSEE OR ANY PERSON OR ENTITY CLAIMING BY, THROUGH OR UNDER LESSEE, OR THEIR RESPECTIVE OFFICERS, DIRECTORS, SERVANTS, AGENTS, CUSTOMERS, CONTRACTORS, EMPLOYEES OR INVITEES, OR (III) ANY NEGLIGENT OR WILLFUL ACT OR OMISSION OF LESSEE, ANY PERSON OR ENTITY CLAIMING BY, THROUGH OR UNDER LESSEE, OR THEIR RESPECTIVE OFFICERS, DIRECTORS, SERVANTS, AGENTS, CUSTOMERS, CONTRACTORS, EMPLOYEES OR INVITEES. LESSEE SHALL NOT SETTLE OR COMPROMISE ANY SUIT OR ACTION WITHOUT LESSOR'S PRIOR WRITTEN CONSENT, WHICH CONSENT SHALL NOT BE UNREASONABLY WITHHELD OR DELAYED.

        TO THE FULLEST EXTENT PERMITTED BY LAW, LESSOR SHALL DEFEND WITH COUNSEL REASONABLY ACCEPTABLE TO LESSEE, INDEMNIFY AND SAVE HARMLESS LESSEE AND ITS OFFICERS, DIRECTORS, SERVANTS, AGENTS, CONTRACTORS, AND EMPLOYEES, FROM AND AGAINST ANY AND ALL LIABILITY, DAMAGE, PENALTIES OR JUDGMENTS, AND FROM AND AGAINST ANY CLAIMS, ACTIONS, PROCEEDINGS AND EXPENSES AND COSTS IN CONNECTION THEREWITH, INCLUDING REASONABLE COUNSEL FEES, ARISING FROM (I) INJURY TO PERSONS OR DAMAGE TO PROPERTY SUSTAINED BY ANYONE ON OR ABOUT THE LEASED PREMISES CAUSED BY THE NEGLIGENT OR WILLFUL ACT OR OMISSION OF LESSOR OR ITS OFFICERS, DIRECTORS, SERVANTS, AGENTS, OR EMPLOYEES, OR (II) ANY BREACH OF ANY PROVISION OF THIS LEASE BY LESSOR OR ITS OFFICERS, DIRECTORS, SERVANTS, AGENTS, OR EMPLOYEES (BUT EXCLUDING OTHER TENANTS OR OCCUPANTS OF ANY PORTION OF THE COMPLEX), OR (III) ANY NEGLIGENT OR WILLFUL ACT OR OMISSION

OF LESSOR OR ITS OFFICERS, DIRECTORS, SERVANTS, AGENTS, OR EMPLOYEES. LESSOR SHALL NOT SETTLE OR COMPROMISE ANY SUIT OR ACTION WITHOUT LESSEE'S PRIOR WRITTEN CONSENT, WHICH CONSENT SHALL NOT BE UNREASONABLY WITHHELD OR DELAYED.

        SEC. 19.    INTENTIONALLY DELETED.

        SEC. 20.    NON-WAIVER:    Neither acceptance of Rent by Lessor nor failure by Lessor to complain of any action, non-action or default of Lessee, whether singular or repetitive, shall constitute a waiver of any of Lessor's rights hereunder. Waiver by Lessor of any right for any default of Lessee shall not constitute a waiver of any right for either a subsequent default of the same obligation or any other default. No act or thing done by Lessor or its agent, nor receipt by Lessor of Lessee's keys to the Leased Premises, shall be deemed to be an acceptance of surrender of the Leased Premises and no agreement to accept a surrender of the Leased Premises shall be valid unless it is in writing and signed by a duly authorized officer or agent of Lessor. No acceptance by Lessor of any partial payment shall constitute an accord or satisfaction but shall only be deemed a partial payment on account, nor shall any endorsement or statement on any check or in any letter accompanying any check or payment be deemed an accord and satisfaction. Time is of the essence with respect to the performance and observance by Lessee of every covenant, condition and provision of this Lease in which time of performance is a factor.

        SEC. 21.    RULES AND REGULATION:    Such reasonable rules and regulations applying to all lessees in the Building as may be adopted by Lessor from time to time for the safety, care and cleanliness of the Property and the preservation of good order thereon, are hereby made a part hereof and Lessee agrees to comply with all such rules and regulations (the "Rules and Regulations"). Lessor shall have the right at all times to change such Rules and Regulations or to amend them in any reasonable manner as may be deemed advisable by Lessor, all of which changes and amendments will be sent by Lessor to Lessee in writing and shall be thereafter carried out and observed by Lessee. The initial Rules and Regulations applicable to the Property are attached hereto as Exhibit "B" and made a part of this Lease.

        SEC. 22.    DEFAULT BY LESSOR:    In the event of any default by Lessor hereunder, Lessee's exclusive remedy shall be to bring an independent action for damages or other relief, but prior to any such action Lessee shall give Lessor written notice specifying such default with reasonable detail, and Lessor shall thereupon have thirty (30) days in which to cure any such default. Unless Lessor fails to cure any default after such notice, Lessee shall not have any remedy or cause of action by reason thereof. If such default cannot reasonably be cured within such thirty (30) day period, the length of such period shall be extended for the period reasonably required therefor if Lessor commences curing such default within such thirty (30) day period and continues the curing thereof with reasonable diligence and continuity. Except as otherwise expressly provided in this Lease, Lessee shall have no rights to abatement, self-help, offset, or deduction of or from Rent otherwise due and payable hereunder, nor any right to terminate this Lease, by reason of any default by Lessor hereunder. All obligations of Lessor hereunder shall be construed as covenants, not conditions, and all such obligations shall be binding upon Lessor only during the period of its ownership of the Building and not thereafter, (but upon the sale or disposition of the Building, unless the purchasing party agrees to assume liability for actions or defaults hereunder by the selling party occurring prior to the closing of such sale or disposition, the selling party shall remain liable to Lessee for actions and defaults hereunder by such selling party occurring prior to the closing of such sale or disposition but only in an amount, in the aggregate, up to the sale or disposition proceeds received by the selling party). The term "Lessor" shall mean only the owner at the time of the Building.

        SEC. 23.    GOVERNING LAW; SEVERABILITY:    This Lease Agreement shall be construed in accordance with the laws of the State of New Hampshire. If any clause or provision of this Lease is illegal, invalid, or unenforceable, under present or future laws effective during the Lease Term, then it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of both parties that in lieu of each clause or provision that is illegal, invalid or unenforceable, there be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible that is legal, valid and enforceable.

        SEC. 24.    SIGNS:    No signs of any kind or nature, symbol or identifying mark shall be put on the Building, in the halls, elevators, staircases, entrances, parking areas or upon the doors or walls, whether plate glass or otherwise, of the Leased Premises, nor elsewhere upon the Land or the Building, except as follows (all of which signs are to be reasonably acceptable in appearance to Lessor): (i) Lessee's name and logo (in Lessor's standard colors) shall be placed on the directional signs along the driveway through the Complex; (ii) Lessee's name shall be included on the multi-tenant directory maintained in the Building lobby; (iii) Lessor shall provide, at its sole cost and expense, a ground monument sign-holder approximately 4' wide by 5' tall at a location on the Land prior to the bridge to the entrance to the Building (which location shall be selected by Lessor), into the top panel of which (approximately 1' tall × 4' wide) Lessee may affix its sign panel using its colored logo; (iv) Lessee may use the ceiling-mounted signs that are adjacent to its Leased Premises for directional purposes (including using its colored logo on such signs); and (v) other signage (consistent with Lessor's signage program for the Building) at the entrance to its Leased Premises. All signage shall be prepared and installed, and shall thereafter be maintained, at Lessee's sole cost and expense. Prior to the installation of any signage, Lessee shall, at its sole cost and expense, obtain the approval of Lessor's senior management (such approval not to be unreasonably withheld or delayed) as well as all licenses, permits, approvals and consents required by any Legal Requirements. All signage bearing Lessee's name or logo shall be removed by Lessee, at its sole cost and expense, upon the expiration or earlier termination of this Lease (and all damage to the Building, the Leased Premises, the Land, or any sign structure resulting from such removal shall be repaired by Lessee at its sole cost and expense). If Lessee fails so to remove its signage and/or to make such repairs, Lessor shall be entitled to do so and charge Lessee the costs so incurred.

        SEC. 25.    SUCCESSORS AND ASSIGNS:    Subject to the provisions of the section entitled "Subletting and Assigning" hereof, this Lease and all the covenants herein contained shall be binding upon the parties hereto, their respective heirs, legal representatives, successors and assigns.

        SEC. 26.    SURRENDER OF LEASED PREMISES AND HOLDING OVER:    On the last day of the Lease Term, or upon the earlier termination of this Lease, Lessee shall peaceably and quietly leave, surrender and yield up to Lessor the Leased Premises, free of all claims, broom clean and in as good condition as on date of possession by Lessee, ordinary wear and tear and damage caused by casualty or condemnation only excepted. Prior to the surrender of the Leased Premises to Lessor, Lessee at its sole cost and expense shall remove all liens and other encumbrances that have resulted from the acts or omissions of Lessee. If Lessee fails to do any of the foregoing, Lessor may without notice, enter upon, re-enter, possess and repossess itself thereof, by force, summary proceedings, ejectment, forcible detainer, or otherwise and may dispossess and remove Lessee and all persons and property from the Leased Premises; and Lessee hereby waives any and all damages or claims for damages as a result thereof. Such dispossession and removal of Lessee shall not constitute a waiver by Lessor of any claims by Lessor against Lessee.

        In the event of holding over by Lessee after the expiration or termination of this Lease, such hold over shall be as a tenant at sufferance only, and all of the terms and provisions of this Lease shall be applicable during such period, except that Lessee shall pay Lessor as rental for the period of such hold over an amount equal to (i) for the first thirty (30) days of such holding over, 150% of the Base Rent due and payable hereunder for the last month of the Lease Term, and (ii) thereafter, 200% of the Base Rent due and payable hereunder for the last month of the Lease Term, in each case together with all

Additional Rent for such period of holding over, and Lessee will vacate the Leased Premises and deliver the same to Lessor upon Lessee's receipt of notice from Lessor to vacate the Leased Premises. The rental payable during such hold over period shall be payable to Lessor on demand. In addition, Lessee shall indemnify and hold Lessor harmless from and against any and all claims, liabilities, expenses (including court costs and reasonable attorneys' fees), damages (excluding punitive damages), penalties and judgments, arising from Lessee's failure to vacate and redeliver the Leased Premises when required to do so by the terms of this Lease (including claims of persons or entities who have leased all or portions of the Leased Premises for occupancy after Lessee is required to vacate the same), which indemnification shall cover the period commencing on the date which is sixty (60) days after the expiration or earlier termination of this Lease. No holding over by Lessee, whether with or without consent of Lessor, shall operate to extend this Lease.

        SEC. 27.    INTEREST:    All amounts of money payable by either party to the other under this Lease, if not paid when due, shall bear interest from the date due until paid at the rate of the lesser of 18% per annum or the maximum legal rate.

        SEC. 28.    LIABILITY OF LESSOR:    It is expressly understood and agreed that the obligations of Lessor under this Lease shall be binding upon Lessor and its successors and assigns and any future owner of the Building only with respect to breaches occurring during its and their respective ownership of the Building. In addition, Lessee specifically agrees to look solely to Lessor's interest in the Building, it being agreed that neither Lessor, nor any successor or assign of Lessor, nor any future owner of the Building, nor any of their respective officers, directors, employees or agents, shall ever be personally liable for any such judgment except to the extent otherwise expressly provided in Section 22 above with respect to the sale of the Building.

        SEC. 29.    ENTIRE AGREEMENT, ETC.:    This instrument and any attached rules and regulations, riders, addenda or exhibits signed by the parties constitute the entire agreement between Lessor and Lessee; no prior written or prior or contemporaneous oral promises or representations shall be binding. This Lease shall not be amended, changed or extended except by written instrument signed by both parties hereto. Paragraph captions herein are for Lessor's and Lessee's convenience only, and neither limit nor amplify the provisions of this instrument. As used in this Lease, the term "including" in any form shall mean "including, but not limited to,"-

        SEC. 30.    NOTICES:    Whenever in this Lease it shall be required or permitted that notice or demand be given or served by either party to this Lease to or on the other, such notice or demand shall be given or served in writing and shall be delivered personally or by certified or registered mail, postage prepaid, return receipt requested, or by Federal Express or similar nationally-recognized overnight delivery service, addressed as follows (or to such other address(es) as a party has notified the other party by notice given in accordance with this Section):

        To Lessor:

Hewlett-Packard Company 3433 Broadway Street NE Suite 500 Minneapolis, MN 55413 Attn: Bob Dickinson Leasing Coordinator	with a copy to:	Frank Pedraza, Esq. Corporate Counsel Law Department Mail Stop 1050 Hewlett-Packard Company 3000 Hanover Street Palo Alto, CA 94304

        To Lessee:

Before the Commencement Date: EqualLogic, Inc. 9 Townsend West Nashua, NH 03063 Attn: Linda Holcombe, Corporate Controller	After the Commencement Date: EqualLogic, Inc. 110 Spit Brook Road, Building 2 Nashua, NH 03062 Attn: Linda Holcombe, Corporate Controller

Any notice provided for herein shall become effective and deemed received (1) if sent by overnight delivery, the next business day, or (2) if sent by the United States Postal Service, on the date on which it is delivered or first tendered for delivery, as evidenced by the return receipt, or (3) if sent by hand delivery, upon delivery to the addressee.

        SEC. 31.    LESSOR'S PERFORMANCE OF LESSEE'S OBLIGATIONS:    If Lessee fails to perform any one or more of its obligations hereunder after the expiration of the applicable notice and cure period (if any), except in case of emergency threatening imminent danger to persons or damage to property (in which case Lessor need only give such notice, if any, as is practicable under the circumstances), then in addition to the other rights, remedies and recourses available to Lessor hereunder, at law or in equity, and without waiving any of such rights, remedies or recourses or the existence of any default by Lessee, Lessor shall have the right (but not the obligation) to perform such obligation of Lessee. Lessee shall reimburse Lessor upon demand, as Additional Rent, for all expenses (including reasonable attorneys' fees) incurred by Lessor in performing such obligations, together with interest at the rate of 18% per annum thereon.

        SEC. 32.    ATTORNEYS' FEES:    In case of default arising hereunder or holding over or possession by Lessee after the expiration or termination of this Lease, Lessee shall reimburse Lessor for all reasonable expenses incurred by Lessor by reason thereof, including reasonable attorneys' fees and related costs. In the event of litigation between the parties hereunder, the prevailing party shall be entitled to recover its reasonable attorneys' fees and costs as may be set forth in an order entered by the court hearing such matter.

        SEC. 33.    SUBORDINATION, ATTORNMENT AND ESTOPPEL CERTIFICATES:    Lessee agrees as follows:

  A.
  That, provided that the holder of any mortgage or deed of trust which may now or hereafter constitute a lien upon the Building (hereinafter called a "Mortgage", and the holder or beneficiary of any such Mortgage being hereinafter called a "Mortgagee") executes a subordination, non-disturbance agreement and attornment agreement (a "SNDA") on such Mortgagee's standard form with such commercially reasonable modifications thereto as Lessee may request, this Lease and all of the rights and interest of Lessee hereunder shall be subject and subordinate to such Mortgage to the same extent as if the Mortgage had been executed, delivered and recorded prior to the execution of this Lease; provided, however, that any Mortgagee shall have the right at any time to elect, by written notice to Lessee, to make this Lease and the rights and interests of Lessee hereunder superior to such Mortgage.

  B.
  That, notwithstanding the subordination of this Lease as provided in a SNDA executed pursuant to paragraph A of this Section 33 or any subordination of this Lease which may exist by virtue of the execution of this Lease subsequent to any Mortgage, at the option of the holder of any Mortgage, this Lease shall not terminate in the event of, or on account of, foreclosure or other action taken under such Mortgage, but shall continue in effect as a Lease in accordance with all of the terms and provisions hereof between Lessee and any party, including such Mortgagee, which shall be the transferee of title to the Building pursuant to foreclosure or other action for enforcement of any such Mortgage, including deed in lieu of foreclosure (hereinafter called a "transferee"); and that Lessee shall attorn to and be liable to and recognize such transferee (and its successors and assigns) as Lessee's Lessor for the balance of the term of this Lease upon and subject to all of the terms and provisions hereof. Such transferee shall not be bound by any act or omission of any prior Lessor under this Lease, or any offsets or defenses which Lessee may have against any such prior Lessor.

  C.
  Any Mortgagee to which Lessor's interest in this Lease and/or any of the rents payable hereunder shall be assigned (and any transferee taking the title after foreclosure or other action under a Mortgage) and of whose Mortgage Lessee has been given written notice, shall not be bound by any prepayment of any rent to any prior Lessor under this Lease (other than the rent and escalation payments for the current month), or any amendment, modification, or termination of this Lease or any waiver, consent or other action taken with respect to this Lease, unless such Mortgagee or transferee (as the case may be) shall have given its written consent thereto. Furthermore, neither such assignment of this Lease and/or the rents payable hereunder, nor any actions by the Mortgagee under such assignment shall be deemed an assumption of Lessor's obligations under this Lease.

  D.
  That, after receiving written notice from a Mortgagee of its mortgage interest and specifying an address or addresses for notices, Lessee shall, so long as such Mortgage is outstanding, give to such Mortgagee copies of any notices of default on the part of Lessor under this Lease, and copies of such other notices as are required to be given to Lessor under this Lease. Such copies of notices shall be given concurrently with the giving of such notices to Lessor and shall be sent certified mail, return receipt requested. In the case of any notices of default, such Mortgagee shall be permitted to cure any such default at any time up to and including thirty (30) days after the expiration of the applicable cure period provided to Lessor hereunder, and if so cured by such Mortgagee, Lessee shall not have any such rights or remedies as would otherwise be available to it on account of such default.

  E.
  That all of the foregoing provisions of paragraphs B through D inclusive of this Section 33 shall be self-operative and shall not require any further agreement or document by Lessee; and any Mortgagee or transferee may rely upon the applicable provisions of this section without any further agreement or document by Lessee. In confirmation of the same, however, Lessee shall, upon request, execute promptly any further agreements or documents which may be desired by any such Mortgagee or other transferee as further confirmation and evidence of any or all of the agreements contained in paragraphs A through D inclusive of this Section 33.

  F.
  That Lessee shall promptly, whenever requested by Lessor, prospective purchaser, Mortgagee, or prospective mortgagee, execute, acknowledge and deliver to Lessor and such Mortgagee or prospective mortgagee a certificate in writing as to the then status of this Lease and any matters pertaining to this Lease, including the effectiveness of this Lease at that time and the status of Rent hereunder and any defaults hereunder; and Lessor and any Mortgagee or prospective mortgagee shall be entitled to rely thereon.

  G.
  Lessor hereby represents and warrants to Lessee that as of the date of this Lease, there is no mortgage or deed of trust encumbering all or any portion of the Property.

        SEC. 34.    LESSOR'S FURNITURE:    Lessee shall be solely responsible for the removal of all of Lessor's furniture currently located in the Leased Premises (collectively, "Lessor's Furniture"), except such thereof (if any) as Lessee desires to retain for use in the Leased Premises. In consideration of the payment by Lessee to Lessor of the sum of One ($1.00) Dollar, Lessor hereby sells, transfers and conveys to Lessee all of Lessor's Furniture, without any representation or warranty, express or implied, including no representation or warranty as to fitness or physical condition. Lessor shall pay the cost of such removal to Lessee (in an amount not to exceed $14,000.00) within thirty (30) days of receipt from

Lessee of an invoice from the furniture removal vendor. Lessor shall have no further responsibility for or in connection with Lessor's Furniture.

        SEC. 35.    ACCESS:    Lessor and Lessor's agents and contractors shall have the right, but not the obligation, to enter upon the Leased Premises at all reasonable times during ordinary business hours upon reasonable prior notice (twenty-four hours' prior telephonic notice being deemed reasonable in ordinary circumstances) and, in the case of an emergency at any time and without notice, to examine the same, to perform any of Lessor's obligations hereunder, to make any repairs or perform any of Lessee's other obligations hereunder that Lessor deems necessary to perform, and to exhibit the Leased Premises to prospective purchasers or lenders and, during the last twelve months of the Lease Term, to prospective tenants. Any entry by Lessor onto the Leased Premises shall be made in a manner reasonably calculated to minimize interference with Lessee's business operations.

        SEC. 36.    BROKERS:    Lessor and Lessee each hereby represents and warrants to the other that it has dealt with no broker in connection with this transaction other than CRESA Partners ("Lessee's Broker") and Cushman & Wakefield of New Hampshire, Inc. ("Lessor's Broker", and collectively, the "Brokers"). Lessor hereby agrees to defend and indemnify and hold harmless Lessee from and against any claims for commissions or fees by any person or entity other than the Brokers arising from a breach by Lessor of the foregoing representation and warranty. Lessee hereby agrees to defend and indemnify and hold harmless Lessor from and against any claims for commissions or fees by any person or entity other than the Brokers arising from a breach by Lessee of the foregoing representation and warranty. Lessor shall pay the Brokers as part of a separate agreement.

        SEC. 37.    HAZARDOUS MATERIALS:    Lessee shall not generate, store or use any "Hazardous Materials" (as hereinafter defined) in or on the Leased Premises or elsewhere on the Property, nor permit any person to do so on the Leased Premises, except (i) those customarily used in general offices, and (ii) subject to prior written notice to Lessor before the commencement of use by Lessee, those customarily used in connection with any of the other Permitted Uses. All such generation, storage and use shall be done only in compliance with all Legal Requirements, Insurance Requirements and applicable industry standards. Lessee shall not dispose of Hazardous Materials from the Leased Premises (or permit any person or entity to do so) to any other location except a properly licensed disposal facility and then only in compliance with all applicable Legal Requirements. Lessee shall not release or discharge, or permit the release or discharge by persons or entities claiming by, through or under Lessee, of any Hazardous Materials in or on the Leased Premises or elsewhere on the Property. Lessor shall not be liable to Lessee or to anyone claiming by, through or under Lessee, or to any other person or entity or governmental authority whatsoever, in connection with the storage, generation, use, disposal, transport, or release of Hazardous Materials by Lessee, or anyone claiming by, through or under Lessee, or any of their respective officers, directors, servants, employees, agents, contractors, or invitees, whether or not such activities have been consented to by Lessor. Lessee shall not be liable to Lessor or to anyone claiming by, through or under Lessor, or to any other person or entity or governmental authority whatsoever, in connection with the storage, generation, use, disposal, transport, or release of Hazardous Materials by Lessor, or anyone claiming by, through or under Lessor (exclusive of Lessee and those persons identified in the immediately preceding sentence), or any of their respective officers, directors, servants, employees, agents, contractors, or invitees, whether or not such activities have been consented to by Lessee.

        Lessee shall defend with counsel reasonably acceptable to Lessor, and indemnify and hold harmless Lessor and the holder of any mortgage, and their respective officers, directors, servants, employees, and agents, from and against any claim, expense, liability, demand, obligation, action, proceeding or assertion of liability, and any damage, cost or loss (including, without limitation, attorneys' fees, consultant's fees, the cost of litigation, and any remediation and cleanup costs), arising from or relating to (i) the storage, generation, use, disposal, transport, or release of Hazardous Materials by Lessee, or anyone claiming by, through or under Lessee, or any of their respective officers, directors, servants, employees, agents, contractors or invitees, whether or not such activities have been consented to by Lessor, or (ii) the storage, generation, use, disposal, transport or release of Hazardous Materials in or on the Leased Premises or elsewhere at the Complex during the Lease Term, and in each case shall immediately discharge or cause to be discharged any lien imposed upon the Leased Premises in connection with any such claim. Lessee shall not settle or compromise any claim without Lessor's prior written approval.

        Lessor shall defend with counsel reasonably acceptable to Lessee, and indemnify and hold harmless Lessee and its officers, directors, servants, employees, and agents, from and against any claim, expense, liability, demand, obligation, action, proceeding or assertion of liability, and any damage, cost or loss (including, without limitation, attorneys' fees, consultant's fees, the cost of litigation, and any remediation and cleanup costs), arising from or relating to the presence of Hazardous Materials on or under the Property as of the date of this Lease. Lessor shall not settle or compromise any claim against Lessee without Lessee's prior written approval.

        As used in this Section, the term "Hazardous Materials" shall mean, collectively, any chemical, substance, waste, material, gas or emission which is deemed hazardous, toxic, a pollutant, or a contaminant under any statute, ordinance, by-law, rule, regulation, executive order or other administrative order, judgment, decree, injunction or other judicial order of or by any Governmental Authority, now or hereafter in effect, relating to pollution or protection of human health or the environment.

        The provisions of this Section shall survive the expiration or termination of this Lease.

        SEC. 38.    MISCELLANEOUS:

  A.
  Neither party shall record this Lease, and any such recording shall constitute an immediate Event of Default on the part of the party so recording the same, without any notice or cure period. Simultaneously with the execution of this Lease each party will execute and acknowledge a recordable notice of lease in the form attached hereto as Exhibit "H" and made a part hereof, and, upon termination for whatever reason, each party will execute and acknowledge a like notice of termination of lease.

  B.
  Neither Lessor nor Lessee shall be in default hereunder if such parry is unable to fulfill or is delayed in fulfilling any of its obligations hereunder, including any obligations to supply any service hereunder, or any obligation to make repairs or replacements hereunder, by reason of fire or other casualty, strikes or labor troubles, governmental preemption in connection with a national emergency, shortage of supplies or materials, or by reason of any rule, order or regulation of any governmental authority, or by reason of the condition of supply and demand affected by war or other emergency, or any other cause beyond its control. Such inability or delay in fulfilling any of Lessor's or Lessee's obligations hereunder shall not affect, impair or excuse the other party hereto from the performance of any of the terms, covenants, conditions, limitations, provisions or agreements hereunder on its part to be performed, nor result in any abatement of Rent payable hereunder, except as otherwise provided hereunder.

  C.
  Neither Lessor nor (except as otherwise provided in Section 26) Lessee shall in any event be liable to the other party or to any person or entity whatsoever for consequential, indirect, special, or punitive damages in any way related to this Lease or the Leased Premises.

  D.
  Lessee understands and agrees that this Lease shall not be binding upon Lessor until the Lease is signed by Lessee and by Lessor, and a fully-executed original Lease is delivered to Lessee.

The next page is the signature page

        IN WITNESS WHEREOF, Lessor and Lessee, acting herein by duly authorized individuals, have caused these presents to be executed under seal in multiple counterparts, each of which shall have the force and effect of an original, as of the date first above written.

LESSOR: HEWLETT-PACKARD COMPANY
By:	/s/ illegible
Its:	Vice President, Deputy General
Counsel and Assistant Secretary
LESSEE: EQUALLOGIC, INC.
By:	/s/ Peter C. Hayden
Its:	Executive V.P.

EXHIBIT "A-1"

"PLAN SHOWING THE OFFICE SPACE"

[See attached]

[FLOOR PLAN]

EXHIBIT "A-2"

"PLAN SHOWING THE LOADING DOCK SPACE"

[See attached]

[FLOOR PLAN]

EXHIBIT "B"

"RULES AND REGULATIONS"

        1.     The sidewalks, halls, passages, exits, entrances, elevators, lobbies, and stairways of the Building shall not be obstructed by any of the lessees or used by them for any purpose other than for ingress to and egress from their respective premises. The halls, passages, exits, entrances, elevators, lobbies and stairways are not for the use of the general public, and Lessor shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Lessor shall be prejudicial to the safety, character, reputation and interests of the Building and its lessees, provided that nothing herein contained shall be constructed to prevent such access to persons with whom any lessee normally deals in the ordinary course of his business, unless such persons are engaged in illegal activities. No lessee and no employee, agent or invitee of any lessee shall go upon the roof of the Building.

        2.     No sign, placard, picture, name, advertisement or notice, visible from the exterior of any lessee's premises shall be inscribed, painted, affixed or otherwise displayed by any lessee on any part of the Building without the prior written consent of Lessor, and Lessor shall have the right to remove any such sign, placard, picture, name, advertisement or notice at such lessee's expense and without notice to lessee. If Lessor shall have given such consent at any time, such consent shall be deemed to relate only to the particular sign, placard, picture, name, advertisement or notice so consented to by Lessor and shall not be construed as dispensing with the necessity of obtaining the specific written consent of Lessor with respect to each and every other sign, placard, picture, name, advertisement or notice. Lessor will adopt and furnish to Lessee uniform rules and regulations relating to signs on the office floors, which shall be applicable to all lessees occupying space on the office floors of the Building, and Lessee agrees to conform to such rules and regulations. All approved signs or lettering on doors shall be printed, painted, affixed or inscribed at the expense of Lessee by a person approved by Lessor.

        3.     Lessor will furnish each lessee with a reasonable number of access cards for the Building security system free of charge. Lessor may make a reasonable charge for any additional access cards provided to a lessee. No lessee shall alter any lock or install a new or additional lock or any bolt or security system within its premises or on any door thereto without prior written consent of Lessor. If Lessor shall give its consent, lessee shall in each case furnish Lessor with a key for any such lock or access through such security system. Each lessee upon the termination of his tenancy, shall deliver to Lessor all access cards to the Building which shall have been furnished to such lessee.

        4.     No Lessee shall use or keep in, or about the Leased Premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material, or use any method of heating or air conditioning other than that supplied by Lessor. No lessee shall use, keep or permit to be used or kept any foul or noxious gas or substance in, on, or about the Leased Premises or the Building, or permit or suffer the Leased Premises to be occupied or used in a manner offensive or objectionable to Lessor or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other lessees or those having business therein.

        5.     The Leased Premises shall not be used for loading other than via the Building loading dock, and no cooking shall be done or permitted by any lessee on the premises, except that the preparation of coffee, tea, hot chocolate and similar items, and foods prepared in a microwave oven for lessee and its employees shall be permitted.

        6.     No animals or birds shall be allowed in the offices, halls, corridors, elevators or elsewhere in the Building. Any bicycles brought inside the Leased Premises during the day shall be located so as not to obstruct any means of egress or otherwise constitute or contribute to a violation of any Legal Requirement or Insurance Requirement.

        7.     No lessee shall employ any person or persons other than the janitor of Lessor for the purpose of cleaning the Leased Premises, unless otherwise agreed to by Lessor in writing. Except with the written consent of Lessor, no person or persons other than those approved by Lessor shall be permitted to enter the building for the purpose of cleaning the same. No lessee shall cause any unnecessary labor by reason of such lessee's carelessness or indifference in the preservation of good order and cleanliness. Lessor shall in no way be responsible to any lessee for any loss of property on the Leased Premises or the Building, however occurring, or for any damage done to the furniture or other effects of any lessee by the janitor or any other employee or any other person. Janitor service shall include ordinary dusting and cleaning by the janitor assigned to such work and shall not include shampooing of carpets or rugs or moving furniture or other special services. Janitor services will not be furnished to areas occupied after 6:30 P.M.

        8.     No lessee shall obtain for use in the Leased Premises ice, drinking water, food, beverage, towel or other similar services, or accept barbering or bootblacking services in the Leased Premises or the Building, except from persons identified by Lessee to Lessor, and at hours and under regulations fixed by Lessor.

        9.     Each lessee shall see that the doors of its Leased Premises are closed and securely locked and must observe strict care and caution that all water faucets, water apparatus and utilities are shut off before lessee or lessee's employees leave the Leased Premises, so as to prevent waste or damage, and for any default or carelessness lessee shall indemnify and hold Lessor harmless from all injuries sustained by other Lessees or occupants of the Building or Lessor. On multiple-tenancy floors, all lessees shall keep the door or doors to the Building corridors closed at all times except for ingress or egress.

        10.   No curtains, draperies, blinds, shutters, shades, screens or other coverings, hangings or decorations shall be attached to, hung or placed in or used in connection with any window of the Building without the prior written consent of Lessor.

        11.   The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, no foreign substance of any kind whatsoever shall be thrown therein, and the expense of any breakage, stopping or damage resulting from the violation of this rule shall be borne by Lessee who, or whose employees, agents or invitees, shall have caused it.

        12.   Except with the prior written consent of Lessor, no lessee shall sell, or permit the sale of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise in or on the Leased Premises or in the Building, nor shall any lessee carry on, or permit or allow any employee or other person to carry on, the business of stenography, typewriting or any similar business in or from the Leased Premises for the services or accommodation of occupants of any other portion of the Building.

        13.   No lessee shall install any radio, television or telecommunications antenna, or other device on the roof or exterior walls of the Building or anywhere on the land. Lessee may install cellular telephone repeaters within its premises only with Lessor's prior written consent, and then only in accordance with all Lease provisions, including those applicable to Lessee's alterations.

        14.   There shall not be used in any space, or in the public halls of the Building, either by any lessee or others, any hand trucks except those equipped with rubber tires and side guards. No other vehicles of any kind shall be brought by any lessee, its employees, agents or invitees into the Building or kept in or about his Leased Premises.

        15.   Each lessee shall store all his trash and garbage within its Leased Premises. No material shall be placed in the trash or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the City of Nashua, without being in violation of any law or ordinance governing such disposal. All garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes and at such times as Lessor shall designate. Recyclable materials such as paper and cardboard may be disposed of in the dumpster located in the loading dock area; other ordinary office waste shall be picked up and disposed of by the Building's janitorial company.

        16.   Canvassing, soliciting, and peddling in the Building are prohibited, and each lessee shall cooperate to prevent the same.

        17.   The requirements of Lessee will be attended to only upon application at the office of the Building. Employees of Lessor shall not perform any work or do anything outside of their regular duties unless under special instructions from Lessor.

        18.   A Building bulletin board will be provided for the display of the name and location of lessee only, and Lessor reserves the right to exclude any other names therefrom. Any additional name which lessee shall desire to place upon said bulletin board must first be approved by Lessor, and, if so approved, a charge will be made therefor.

        19.   Lessor may waive any one or more of these Rules and Regulations for the benefit or any particular lessee or lessees, but no such waiver by Lessor shall be construed as a waiver of such Rules and Regulation in favor of any lessees or lessees, nor prevent Lessor from hereafter enforcing any such Rules and Regulations against any or all of the lessees of the Building.

  •
  Trash receptacles and trash trucks will be emptied of waste with a clean liner (where applicable), and will have minor controllable spots and stains, inside and out.

  •
  Trash receptacles and trash trucks will be kept odor free.

  •
  Trash receptacles to be replaced in original position within work area after being emptied.

  •
  Required Frequencies—Office/Cubicles:

  •
  Desk-side trash/recycle receptacles—2/week

        20.   These Rules and Regulations are in addition to and shall not be construed to in any way modify, alter or amend, in whole or in part, the terms, covenants, agreements and conditions of any Lease of Leased Premises in the Building.

        21.   Lessee will refer all contractors, contractors' representatives and installation technicians rendering any service for Lessee, to Lessor for Lessor's supervision before performance of any such contractual services. This shall apply to all work performed in the Building including, but not limited to, installation of telephone, telegraph equipment, electrical devices and attachments, and installation of any and every nature affecting floor, walls, woodwork, trim, window, ceilings, equipment or any other physical portion of the Building; provided, however, that the performance of any work that is subject to Section 11 of this Lease shall be governed by the provisions of that Section. None of this work will be done by Lessee without Lessor's written approval first had and obtained.

        22.   With the exception of Lessee's initial move into its leased premises, movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Lessee of any unusual merchandise or materials other than in the ordinary course of Lessee's business which requires the use of elevators or stairways, or movement through the Building entrances or lobby, shall be restricted to the hours designated by Lessor from time to time, and all such movement shall be directed by Lessor and in a manner agreed upon between Lessee and Lessor by prearrangement before performance. Such prearrangement initiated by Lessee shall include determination by Lessor and subject to its decision and control of the time, method, and routing of movement, limitations imposed by safety or other concerns which may prohibit any article, equipment or any other item from being brought into the Building. Unless caused by Lessor's negligence, Lessee expressly assumes all risk of damage to any and all articles so moved, as well as injury to any person or persons or the public engaged or not engaged in such movement, including equipment, property, and personnel of Lessor if damaged or injured as a result of any acts in connection with carrying out this service for Lessee from the time of entering property to completion of the work; and Lessor shall not be liable for the act or acts of any person or persons so engaged in, or any damage or loss to any property of persons resulting directly or indirectly from any act in connection with such service performed by or for Lessee. Lessor acknowledges and agrees that Lessee will have the right to move materials on a regular basis in the ordinary course of its business between the second floor loading dock in the Building and the Lab Area by way of the freight elevator. Lessee's initial move into its leased premises shall occur at such times and in such manner as is agreed upon in advance by Lessee and Lessor.

        23.   Lessor will not be responsible for any lost or stolen personal property, equipment, money, or jewelry from Lessee's area or public rooms regardless of whether such loss occurs when the area is locked against entry or not.

        24.   Lessor may permit entrance to Lessee's offices by use of pass keys controlled by Lessor or employees, contractors, or service personnel supervised or employed by Lessor.

        25.   None of the entries, passages, doors, elevators, elevator doors, hallways, or stairways shall be blocked or obstructed, or any rubbish, litter, trash, or material of any nature placed, emptied or thrown into these areas, or such areas be used at any time except for access or egress by Lessee, Lessee's agents, employees, or invitees.

        26.   All Hewlett-Packard owned facilities are "Smoke Free", therefore smoking of all tobacco products is prohibited anywhere inside the facility by Lessee and their guests. Areas are designated outside of the building for smoking and receptacles are provided for smoking waste.

        27.   Lessor reserves the right to make such other and reasonable rules and regulations and to modify these Rules and Regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Leased Premises or the Building, and for the preservation of good order therein.

        28.   Lessee will not conduct itself in any manner, which is inconsistent with the character of the Building as a first-quality building or which will impair the comfort and convenience of other Lessees in the Building.

        Lessor desires to maintain high standards of environment, comfort and convenience for its lessees. It will be appreciated if any undesirable conditions or lack of courtesy or attention by its employees is reported directly to Lessor.

EXHIBIT "C"

"CLEANING STANDARDS"

1.     Floors

  •
  Carpets will be substantially clean with minor controllable spots, stains, dirt, and debris, consistent with a quality working environment. All frays and uncontrollable spots or stains that cannot be removed will be reported to Site Services.

  •
  Tile, including grout lines, and concrete floors will be substantially clean with minor controllable spots, stains, dirt, scuff marks and debris, consistent with a quality working environment; high gloss shine will be applied in specified cases only.

  •
  Mats will be substantially free of spots, stains, dirt, debris and frays.

2.     Natural Wood Surfaces

  •
  Natural wood surfaces will be substantially clean with minor controllable spots, stains, dirt, dust, and debris, and oiled to prevent drying (office furniture is excluded from the oiling process), consistent with a quality working environment.

3.     Other Surfaces

  •
  Doors, door frames, door glass, baseboards, partitions, walls, acoustic panels, window coverings, cabinetry, handrails, flat surfaces and ledges will be substantially clean with minor controllable spots, stains, dirt, dust and debris, consistent with a quality working environment.

4.     Furniture

  •
  Furniture will be substantially clean with minor dirt, dust and debris, consistent with a quality working environment, and arranged per original set-up. Note: spots on chairs in offices/cubicles will be removed on an as requested basis only. Furniture (desk tops & flat surfaces) in offices/cubicles that has personal and/or work related items on it, are not included in these Standards.

  •
  Cafeteria and break area chairs may require more intense cleaning/laundering.

5.     Interior Windows

  •
  Interior windows will be substantially clean with minor spots, stains, dirt, dust, debris, smudges, prints and streaks consistent with a quality working environment.

6.     Trash Receptacles (Interior and Exterior)

7.     Equipment

  •
  Common area telephones will be clean and sanitized.

  •
  Chalk/whiteboards will be free of controllable spots, stains, dirt, and dust unless marked otherwise (e.g., "save", "do not erase"). Note: this requirement does not pertain to office/cubicle chalk/whiteboards.

  •
  Cigarette urns and ashtrays in smoking areas will have silica sand and be free of an accumulation of cigarette butts (<15-20).

8.     Other

  •
  Elevator tracks and call panels will be substantially clean with minor spots, stains, dirt and debris, consistent with a quality working environment.

  •
  Vents and diffuser outlets and immediate surrounding ceiling tiles up to 12' in height, will be substantially clean with minor built-up dust and debris, consistent with a quality working environment.

  •
  All light fixtures up to 12' in height, except explosion encased fixtures, will be substantially clean with minor built-up dust and debris, consistent with a quality working environment.

  •
  All damaged items will be reported to Site Services.

  •
  Coffee station cabinetry, countertops and sinks will be substantially clean with minor controllable sports, stains, dirt and debris. Related trash receptacles will be emptied of waste with a clean liner as needed.

  •
  Water fountains and hot water dispensers will be sanitized and free of built up hard water/lime deposits; bright work will be polished. Note: bottled water dispensers are not included in these Standards.

9.     Restroom & Showers—Additional Requirements

  •
  Floor and countertops will be cleaned and sanitized.

  •
  Toilets and urinals will be cleaned and sanitized.

  •
  Partitions and walls will be sanitized and substantially clean with minor controllable spots, stains, dirt, dust, debris, smudges, and free of all removable graffiti; all graffiti will be reported to Site Services.

  •
  Mirrors will be substantially clean with minor spots and streaks.

  •
  Vitreous fixtures will be clean and sanitized.

  •
  Lockers will be substantially clean with minor controllable spots, stains, dirt, dust, debris, smudges and fingerprints

  •
  Shower curtains and glass doors will be sanitized and free of stains, smudges, and mildew; shower curtains will be replaced when torn or stained.

  •
  Drains will be free of hair, an adequate level of water will be maintained in all drains to keep the area odor free.

  •
  Minor stoppages will be cleared; all other stoppages will be reported to Site Services.

  •
  Paper towers, 2-ply toilet paper, hand soap, hand lotion, seat covers, sanitary napkins, cone cups, and air fresheners will be maintained; recycled material is encouraged.

  •
  Required Frequencies:

  •
  Floors Swept—Nightly

  •
  Floors Disinfected—Nightly

  •
  Disinfect Hand Basins—Nightly

  •
  Disinfect Urinals/Commodes—Nightly

  •
  Polish all chrome—Nightly

  •
  Wash Partitions—Nightly

  •
  Dust Partition tops—Weekly

  •
  Replenish All Dispensers (Consumables)—Nightly

  •
  Machine Scrub or Power Wash Floors—Quarterly

  •
  Machine Scrub or Power Wash Tile Walls—Quarterly

  •
  Trash Removal—Nightly

EXHIBIT "D"

"LESSOR'S WORK"

        In connection with the preparation of the Leased Premises for Lessee's initial occupancy, Lessor shall perform the following work at its sole cost and expense (collectively, "Lessor's Work"):

          1.     Installation of one or more sub-meters in the Lab Area to measure electricity consumption for the Bus bars and Liebert units.

          2.     Modifications to the security system at the main entrance to the Building to provide a card-key access control system. Lessor shall provide to Lessee at no charge on card-key for each of Lessee's initially employed at the Leased Premises. Lessor reserves the right to charge Lessee for additional and/or replacement card-keys.

          3.     Modifications to/installation of additional security devices at the internal stairways and hallways in the Building so as to provide security devices at such locations in compliance with emergency egress codes.

          4.     Lessor shall leave in place for use by Lessee all existing card readers controlling access to the Leased Premises; provided that (i) Lessor shall have no further obligation with respect to the maintenance, repair or replacement thereof (all of which shall be the sole responsibility of Lessee at its sole cost and expense), and (ii) Lessor makes no representation or warranty as to the condition or sufficiency of such card readers, and shall have mo responsibility or liability whatsoever relating to the operation (or non-operation) thereof.

          5.     Lessor shall provide a ground monument sign-holder approximately 4' wide by 5' tall at a location on the Land prior to the bridge to the entrance to the Building (which location shall be selected by Lessor).

EXHIBIT "E"

"CONSTRUCTION PROVISIONS"

        These Construction Provisions are incorporated by reference into the Lease by and between Hewlett-Packard Company, as Lessor, and EqualLogic, Inc., as Lessee. Terms defined in or by reference in the Lease not otherwise defined herein shall have the same meaning herein as therein.

1.
Additional Definitions.    Each of the following terms shall have the meaning stated immediately after it:

    Construction Authorizations.    Collectively, all permits, licenses, consents and other approvals required from any governmental authority for the construction of Lessee's Work.

    Demising Work.    All work required to demise the Office Space and the Loading Dock Space from adjacent Building common areas and space used or usable by Lessor or other tenants for the conduct of their business, in accordance with applicable Legal Requirements. The Demising Work shall be part of Lessee's Work for purposes of these Construction Provisions, except that Lessor shall pay therefor as provided in Paragraph 11 below.

    Lessee's General Contractor.    Commodore Builders, Inc. or another general contractor selected by Lessee and approved in writing by Lessor (which approval shall not be unreasonably withheld or delayed) who will be engaged by Lessee to construct Lessee's Work.

    Lessee's Test-Fit Plan.    The plan or plans, together with accompanying written analysis, prepared for Lessee by an architect or space planning consultant to evaluate the potential layout of Lessee's business operations in the Leased Premises.

    Lessee's Work.    All improvements, alterations and additions which Lessee wishes to make to the Leased Premises as part of the initial preparation thereof for Lessee's occupancy. All Lessee's Work shall be of a quality equal to or better than the Building.

    Lessor's Allowance.    The amount to be provided by Lessor to Lessee in reimbursement of costs and expenses incurred by Lessee in the preparation of Working Drawings (including all drawings preliminary thereto other than Lessee's Test-Fit Plan) and the construction of Lessee's Improvements, which shall be equal to $8.00 per square foot of Rentable Area of the Leased Premises, or a total of $624,504.00.

    Working Drawings.    The working drawings and specifications for Lessee's Work, to be prepared by Lessee and Lessee's architect in accordance with these Construction Provisions. The Working Drawings shall be prepared in compliance with all applicable Legal Requirements and Insurance Requirements, shall be stamped by registered New Hampshire professionals, and shall consist of all architectural and engineering plans and specifications which are required to renovate and finish the Leased Premises or to obtain any Construction Authorization required therefor.

2.
Preparation of the Leased Premises.    Except for Lessor's Work, Lessor is leasing the Leased Premises to Lessee in its "as is" condition, and Lessor shall have no obligation to perform any repairs or make any improvements to the Leased Premises in anticipation of Lessee's occupancy thereof except as specifically provided in Exhibit D to this Lease. Lessee shall perform Lessee's Work at Lessee's sole cost and expense, subject to Lessee's right to receive Lessor's Allowance as provided in these Construction Provisions.

3.
Insurance.    Prior to the commencement of any design work on Lessee's Work, Lessee shall provide to Lessor an original certificate of insurance, in customary form, for each architect and engineer retained by Lessee in connection with the design and/or construction of Lessee's Work, which certificate shall evidence a current "errors and omissions" insurance policy as in effect, in an amount not less than $1,000,000.00 and be otherwise in the form required by Schedule 1 attached to these Construction Provisions and made a part hereof. Prior to the commencement of the construction of Lessee's Work, Lessee shall provide to Lessor an original certificate of insurance for Lessee's General Contractor (or, if no general contractor is used, each trade contractor) employed by Lessee in connection with the construction of Lessee's Work), which certificate shall evidence the insurance coverages and limits set forth on Schedule 1, attached to these Construction Provisions and made a part hereof and otherwise conform to the requirements of said Schedule 1. Lessor shall additionally have the right to request such insurance certificates from subcontractors performing substantial portions of Lessee's Work.

4.
Working Drawings.    Lessee shall be solely responsible for the timely preparation and completion of all preliminary and final Working Drawings. Lessee shall retain its own architects and engineers to prepare Working Drawings, provided that Lessor first approves such engineers and architects so selected by Lessee, which approval shall not be unreasonably withheld or delayed. On February 23, 2007, Lessee delivered to Lessor the preliminary Working Drawings identified on Schedule 2 attached to these Construction Provisions and made a part hereof, and Lessor has approved those Working Drawings. In addition, Lessee agrees that upon receipt of written notice from Lessor upon the expiration or earlier termination of this Lease, Lessee shall, at its sole cost and expense, remove those portions of Lessee's Work listed on Schedule 3 attached to these Construction Provisions which are identified in Lessor's notice and restore those portions of the Leased Premises as provided on Schedule 3.

  Lessee acknowledges and agrees that with respect to systems to be installed or modified in the Leased Premises that connect to systems outside of the Leased Premises (e.g., fire alarm), Lessor will not approve the final Working Drawings if they specify systems or components that do not match the existing system or components currently in the Leased Premises. In addition, with respect to the existing tiled areas in the Leased Premises, Lessee agrees to carpet over the existing tile rather than remove the same. Lessor shall, at its sole cost and expense, repair or replace any broken or loose floor tiles prior to the installation of such carpeting.

  Lessee shall revise the preliminary Working Drawings to incorporate the corrections and modifications requested by Lessor and shall deliver final Working Drawings to Lessor for approval. Lessor shall review the final Working Drawings and, subject to the provisions of Paragraph 12 below, Lessor shall, within ten (10) business days after receipt thereof, either (a) notify Lessee that Lessor has approved the final Working Drawings, or (b) provide to Lessee a list of corrections and modifications which Lessor requires to be made to the Working Drawings for the reasons set forth in the last sentence of the preceding paragraph. Lessor shall also provide to Lessee within such 10-business day period a supplementary list of those elements of Lessee's Work which Lessee must remove at the expiration or earlier termination of this Lease. In the event Lessor returns the Working Drawings to Lessee for correction or modification, Lessee shall diligently correct the Working Drawings and re-submit them to Lessor for approval pursuant to the preceding provisions of this paragraph. No work shall be performed will final Working Drawings have been approved in writing by Lessor.

  The review and/or approval by Lessor or its architect or engineers of any plans, sketches or Working Drawings submitted by Lessee relating to Lessee's Improvements shall not (i) constitute an opinion or representation by Lessor that the same are in compliance with all applicable Legal Requirements and Insurance Requirements, or as to the feasibility of constructing the work shown thereon, or (ii) impose on Lessor any responsibility for a design defect, it being agreed that all such responsibility shall remain solely with Lessee.

5.
Lessee's General Contractor and Architect.    Lessor hereby approves Commodore Builders, Inc. as Lessee's General Contractor. If Lessee intends to use a contractor other than Commodore

  Builders, Inc. as Lessee's General Contractor, Lessee shall obtain the prior written approval of Lessor as to Lessee's General Contractor, which approval shall not be unreasonably withheld or delayed.

  Lessor hereby approves Lincoln Architects, of Lincoln, Massachusetts as Lessee's architect for the design and construction of Lessee's Work. If Lessee intends to use an architect or engineer other than Lincoln Architects, Inc., Lessee shall obtain the prior written approval of Lessor, which approval shall not be unreasonably withheld or delayed.

6.
Lessee's Work.    Lessee shall apply for and maintain in full force and effect (or cause Lessee's General Contractor to apply for and so maintain) all Construction Authorizations required for the construction of Lessee's Work, and upon completion of Lessee's Work shall obtain a permanent and unconditional certificate of occupancy for the Leased Premises from the appropriate governmental authority. Lessee shall deliver to Lessor a copy of said certificate of occupancy promptly after receiving the same.

  Promptly after receiving all Construction Authorizations required for Lessee's Work, Lessee shall cause Lessee's General Contractor to commence construction and diligently to proceed to completion thereof. All construction shall be performed in a good and workmanlike manner, using new materials and in compliance with the Working Drawings, the Construction Authorizations, and all Legal Requirements and Insurance Requirements.

  Lessee shall pay promptly for all labor and materials supplied to Lessee in connection with Lessee's Work, shall not cause or permit any liens for such labor or materials to attach to the Leased Premises, and shall bond or discharge any such lien which may be filed or recorded within fifteen (15) days after Lessee receives actual notice of such filing or recording.

  The construction of Lessee's Work shall be subject to the requirements set forth in Section 11 of the Lease. Lessor may, at Lessor's sole expense, inspect such work at any time or times and shall promptly give notice to Lessee of any observed defects. Lessee shall indemnify, defend and hold harmless Lessor from and against any and all liability, damage, penalties or judgments and from and against any claims, actions, proceedings and expenses and costs in connection therewith, including reasonable attorneys' fees, arising out of or resulting from any defect in the design or construction of Lessee's Work.

  Lessee shall obtain from Lessee's General Contractor a guaranty against construction defects for a period of not less than one (1) year.

7.
Substantial Completion.    For the purposes of this Lease, the Leased Premises shall be deemed to be substantially complete on the first day as of which both (i) the Leased Premises, together with the appurtenant areas of the Building necessary for access and service thereto, have been completed except for items of work and adjustment of equipment and fixtures which are not necessary to make the Leased Premises reasonably usable for the Permitted Use and because of season or weather or nature of the item cannot practicably be done at the time, and the cost of completion of which items is not greater than five (5%) of the construction cost (exclusive of architectural and engineering fees and expenses and other so-called "soft" costs) of Lessee's Work; and (ii) Lessee has received a Certificate of Occupancy for the Leased Premises.

8.
Delays.    No delays in the preparation of preliminary drawings, plans or specifications, or in the preparation of Working Drawings, or in the performance and completion of Lessee's Work, regardless of the cause thereof, shall affect the Commencement Date.

9.
Payment of Lessor's Allowance.    Within thirty (30) days after receipt by Lessor of (i) a certificate of substantial completion of Lessee's Work, issued by Lessee's architect, (ii) a copy of the permanent and unconditional certificate of occupancy issued by the City of Nashua for the entire

  Leased Premises, (iii) the Letter of Credit in form and substance satisfactory to Lessor, (iv) invoices from Lessee's architects, engineers, contractors, project manager, subcontractors, suppliers and materialmen marked "Paid" for which reimbursement is sought by Lessee, which invoices are satisfactory to Lessor, (v) general releases and waivers of lien from all contractors, subcontractors and materialmen involved in the performance of Lessee's Work, and (vi) a certificate from Lessee's project manager that (a) all required governmental permits and sign offs have been obtained and (b) all contractors, subcontractors and materialmen have been paid for Lessee's Work, then provided that Lessee is not then in default under the Lease, Lessor shall reimburse Lessee for costs and expenses incurred by Lessee in the design and construction of Lessee's Work, up to the amount of Lessor's Allowance; provided, however, that in no event shall any portion of Lessor's Allowance be used to reimburse Lessee for any costs incurred in connection with the design and construction of Lessee's Work other than architectural fees, engineering fees, project management fees, and hard costs of construction, including costs of the purchase and installation of equipment, cabling and fixtures. Any portion of Lessor's Allowance that has not been disbursed in accordance with these Construction Provisions by October 1, 2007 shall be deemed forfeited by Lessee and Lessor shall thereafter have no obligation to disburse the same.

10.
Lessee's Access to the Leased Premises.    Immediately following the last to occur of (i) the execution of this Lease by Lessor, (ii) receipt by Lessor of the Letter of Credit in the form and amount required by this Lease, and (iii) receipt by Lessor of insurance certificates for Lessee's architect and Lessee's General Contractor in the form required by this Lease, Lessee and Lessee's architects, engineers, Lessee's General Contractor, its subcontractors and suppliers may, at Lessee's sole risk, enter upon the Building and the Leased Premises for the limited purpose of constructing Lessee's Improvements provided that such persons work in harmony with Lessor, any contractors of Lessor then working in the Building, and with other lessees and occupants of the Building (and their respective contractors, subcontractors and suppliers). Any such entry into and occupation of the Leased Premises shall be deemed to be under all of the terms, covenants, conditions and provisions of this Lease except the covenant to pay Rent.

  Access to the Building and the Leased Premise by Lessee's architect, Lessee's General Contractor and Lessee's subcontractors shall be accomplished in the following manner: (i) Lessee shall provide to Lessor in writing the names of its architect, Lessee's General Contractor, and each of the subcontractors engaged by Lessee's General Contractor in connection with the performance of Lessee's Work, together with the name of the supervisory person assigned by each of the foregoing to Lessee's Work; (ii) Lessor shall provide six (6) card-keys to Lessee to be distributed to such supervisory persons, and Lessee shall identify to Lessor to whom these card-keys are distributed by Lessee; and (iii) Lessee's on-site supervisor shall be at the Leased Premises at all times that any employee of Lessee's architect, Lessee's General Contractor, or any subcontractor is in the Building.

11.
Demising Work.    Lessor shall pay to Lessee the cost of the Demising Work as charged by Lessee's General Contractor to Lessee, but in no event shall Lessor be required to pay in excess of $30,000.00 on account of the Demising Work. Lessee's General Contractor shall track the costs of the Demising Work separately from the costs of the remainder of Lessee's Work and shall requisition payment therefor separately. Lessor shall make the payment required by this Paragraph 11 within thirty (30) days of receipt from Lessee of a copy of the requisition submitted by Lessee's General Contractor to Lessee in connection with the completion of the Demising Work, together with such supporting documentation as Lessor may reasonably request (and to which Lessee is entitled under its construction contract with Lessee's General Contractor).

12.
Consents and Approvals of Lessor.    Lessor shall respond to all requests by Lessee for Lessor's consent or approval where required pursuant to these Construction Provisions within ten

50

  (10) business days after Lessor's receipt of all materials and information reasonably requested by Lessor in connection with such request for its consent or approval. Lessor shall make commercially reasonable efforts to respond to such requests by Lessee as expeditiously as practicable.

13.
Lessor's and Lessee's Representatives.    Prior to the commencement of any design work for the Leased Premises, each party hereto shall designate in writing to the other a person as "Lessor's Representative" and "Lessee's Representative" respectively, which person shall be available during ordinary business hours to review the progress of the work and to respond to issues which arise during construction. Each party may rely on the other's Representative with respect to all matters which pertain to these Construction Provisions, each party having authorized its Representative to make decisions binding upon such party with respect to such matters.

14.
General.    A breach by Lessee of any provision of these Construction Provisions shall constitute a default under the Lease, for which Lessor shall have all remedies therein provided.

51

SCHEDULE 1 TO CONSTRUCTION PROVISIONS

INSURANCE AND INDEMNIFICATION REQUIREMENTS

        1.     Lessee shall obtain and maintain and/or cause Lessee's General Contractor to obtain and maintain, at all times that any work is being performed in the Leased Premises pursuant to these Construction Provisions, the following insurance coverages:

  (a)
  Worker's Compensation Insurance in statutory limits for the State in which the Leased Premises are located, together with "Other States" and "Voluntary Compensation" coverage endorsements; policy shall include a waiver of subrogation in favor of Lessor and Lessee (to the extent permitted by law in the State in which the Leased Premises are located);

  (b)
  Employer's Liability Insurance with a limit of not less than $1,000,000.00;

  (c)
  Comprehensive General Liability Insurance with a limit of at least $3,000,000 per occurrence for bodily injury and property damage. Coverage must include the following coverage extensions:

  (1)
  Premises and Operations

  (2)
  Products and Completed Operations

  (3)
  Elevators and Hoists

  (4)
  Independent Contractors

  (5)
  Contractual

  (6)
  Personal and Advertising Injury

  (7)
  Explosion, Underground and Collapse (XCU) Liability Coverage (if applicable)

  (d)
  Commercial Automobile Liability Insurance with limits of at least $1,000,000 combined single limit for bodily injury and property damage. Policy must include coverage for the following vehicles:

  (1)
  Owned vehicles

  (2)
  Leased vehicles

  (3)
  Hired vehicles

  (4)
  Non-owned vehicles

  (e)
  "All Risk" Installation Floater Insurance or "All Risk" Builder's Risk Insurance or "All Risk" Contractor's Risk Insurance, as appropriate, to protect Lessor's and Lessee's interests and that of their contractors and subcontractors during the course of the construction of Lessee's Work, with limits not less than the full amount of the construction cost of Lessee's Work, with an agreed amount endorsement. Lessor and Lessee shall each be named as Loss Payee, as their interest may appear; and

  (f)
  Use of an excess or umbrella liability policy to satisfy the requirements of subsections 1(a) - (d) is acceptable. Lessor and Lessee are to be included as an Additional Insured on the policies described in subsections 1(b) - (d), except where prohibited by law.

        2.     Lessee shall furnish Lessor with certificates of insurance evidencing such coverage prior to the commencement of construction of Lessee's Work. The following statement shall appear in each certificate of insurance provided by Lessee to Lessor hereunder:

    "It is agreed that in the event of any material change in, cancellation or non-renewal of this policy 30 days' prior written notice will be given to:

        HEWLETT-PACKARD COMPANY
        Hewlett-Packard Company
        MRO 01-03/A47
        200 Forest Street
        Marlborough, MA 01752
        Attention: Jim Sherwin".

        3.     Lessee shall give prompt notice to Lessor of all losses, damages, or injuries to any person or to property of Lessee, Lessor or third persons which may be in any way related to the performance of Lessee's Work or for which a claim might be made against Lessor. Lessee's General Contractors and subcontractors shall use reasonable diligence to prevent damage to the Building while Lessee's Work is being performed. Lessee shall indemnify, defend and hold harmless Lessor and its officers, directors, servants, agents, employees, contractors and invitees from and against any and all liability, damage, penalties or judgments and from and against any claims, actions, proceedings and expenses and costs in connection therewith, including reasonable attorneys' fees, arising out of or resulting from the design and/or construction of any of Lessee's Work, which obligations shall survive the expiration or termination of this Lease.

        4.     The carrying of any of the insurance required hereunder shall not be interpreted as relieving Lessee of any responsibility to Lessor.

        5.     Lessor and Lessee shall assist and cooperate with any insurance company in the adjustment or litigation of all claims arising under the terms of these Construction Provisions.

        6.     Lessor does not waive any rights which it may have against Lessee and/or its representatives for any loss, expense and damage to persons and property (tangible and intangible) from any cause whatsoever with respect to the performance of Lessee's Work.

SCHEDULE 2 TO CONSTRUCTION PROVISIONS

LIST OF LESSEE'S WORKING DRAWINGS

Drawing No.	Drawing Title
CR1.1	Code Review
A0.0	General Notes
D1.1	Demolition Plan
Al.1	Floor Plan
A1.2	Enlarged Floor Plans
A2.1	Reflected Ceiling Plan
A3.1	Door and Frame Schedule
FP-1	Fire Protection Plan
H0.0	Notes and Legends
H0.1	Legend & Details
H1.1	HVAC Partial Plan I
H1.2	HVAC Partial Plan II
H1.3	HVAC Partial Plan III
E-1	Notes & Legends
E-2	Partial Lighting & Power Plan
E-3	Partial Lighting & Power Plan
E-4	Partial Lighting Plan
E-5	Partial Lighting Plan
E-6	Partial Power Plan
E-7	Partial Power Plan

SCHEDULE 3 TO CONSTRUCTION PROVISIONS

LIST OF LESSEE'S WORK THAT LESSOR MAY REQUIRE TO BE REMOVED

        With respect to the areas shown as Multifunction Room and the adjacent four (4) full height enclosed offices, between grid lines 8 - 10 and A - C, on the plans prepared by Lincoln Architects LLC, drawing # CR1.1, dated 02/22/07, Lessor reserves the right to require Lessee, at Lessee's sole cost and expense, to restore the same to a standard open office environment matching the finishes to adjacent open office area.

EXHIBIT "F"

"FORM OF LETTER OF CREDIT"

[See attached]

SVB> Silicon Valley Bank

Member of SVB Financial Group

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSFO04559

DATE: MARCH 01, 2007

BENEFICIARY:
HEWLETT-PACKARD COMPANY
C/O BOB DICKINSON, LEASE ADMINISTRATOR
3433 BROADWAY STREET NE, SUITE 500
MINNEAPOLIS, MN 55413

APPLICANT:
EQUALLOGIC, INC.
9 TOWNSEND WEST
NASHUA, NM 03063

AMOUNT: US$1,000,000.00 (U.S. DOLLARS ONE MILLION EXACTLY)

EXPIRATION DATE: MARCH 02, 2008

LOCATION: AT OUR COUNTERS IN SANTA CLARA, CALIFORNIA

DEAR SIR/MADAM:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF004559 IN YOUR FAVOR AVAILABLE BY YOUR DRAFT DRAWN ON US AT SIGHT IN THE FORM OF EXHIBIT "A" ATTACHED AND ACCOMPANIED BY THE FOLLOWING DOCUMENTS:

        1.     THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENT(S), IF ANY.

        WE ARE INFORMED BY APPLICANT THAT THIS STANDBY LETTER OF CREDIT IS ISSUED TO SERVE AS THE SECURITY DEPOSIT FOR THE LEASE DATED MARCH 2, 2007, BY AND BETWEEN HEWLETT-PACKARD COMPANY, AS LESSOR, AND EQUALLOGIC, INC., AS LESSEE WITH RESPECT TO CERTAIN PREMISES LOCATED AT 110 SPIT BROOK (BUILDING 2), NASHUA, NH.

        PARTIAL AND MULTIPLE DRAWS ARE ALLOWED. THIS LETTER OF CREDIT MUST ACCOMPANY ANY DRAWINGS HEREUNDER FOR ENDORSEMENT OF THE DRAWING AMOUNT AND WILL BE RETURNED TO THE BENEFICIARY UNLESS IT IS FULLY UTILIZED.

        DRAFT(S) AND DOCUMENTS MUST INDICATE THE NUMBER AND DATE OF THIS LETTER OF CREDIT.

        THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST THIRTY (30) DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE NOTIFY YOU BY REGISTERED MAIL OR OVERNIGHT COURIER SERVICE WITH CONFIRMATION OF RECEIPT AT THE ABOVE ADDRESS THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE CURRENT EXPIRATION DATE. IN NO EVENT SHALL THIS LETTER OF CREDIT BE AUTOMATICALLY EXTENDED BEYOND APRIL 30, 2013 WHICH SHALL BE THE FINAL EXPIRATION DATE.

        IN THE EVENT THAT WE NOTIFY YOU THAT WE ELECT NOT TO EXTEND THIS LETTER OF CREDIT, YOU MAY DRAW ON US BY MEANS OF DRAFT EXECUTED BY BENEFICIARY FOR THE REMAINING AVAILABLE BALANCE OF THIS LETTER OF CREDIT ANY TIME PRIOR TO THE THEN EXPIRATION DATE OF THIS LETTER OF CREDIT.

        THIS LETTER OF CREDIT IS TRANSFERABLE BY THE ISSUING BANK AT THE REQUEST OF BENEFICIARY ONE OR MORE TIMES BUT IN EACH INSTANCE TO A SINGLE BENEFICIARY AND ONLY IN ITS ENTIRETY UP TO THE THEN AVAILABLE AMOUNT IN FAVOR OF ANY NOMINATED TRANSFEREE ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATIONS, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U.S. DEPARTMENT OF TREASURY AND U.S. DEPARTMENT OF COMMERCE. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S), IF ANY, MUST BE SURRENDERED TO US TOGETHER WITH OUR LETTER OF TRANSFER DOCUMENTATION (IN THE FORM OF EXHIBIT "B" ATTACHED HERETO). OUR TRANSFER FEE OF 1/4, OF 1% OF THE TRANSFER AMOUNT (MINIMUM $250.00) WILL BE PAID BY THE APPLICANT. ANY TRANSFER OF THIS LETTER OF CREDIT MAY NOT CHANGE THE PLACE OF EXPIRATION OF THE LETTER OF CREDIT FROM OUR ABOVE-SPECIFIED OFFICE. EACH TRANSFER SHALL BE EVIDENCED BY OUR. ENDORSEMENT ON THE REVERSE OF THE ORIGINAL LETTER OF CREDIT AND WE SHALL FORWARD THE ORIGINAL LETTER OF CREDIT TO THE TRANSFEREE.

        ALL DEMANDS FOR PAYMENT SHALL BE MADE BY PRESENTATION OF THE ORIGINAL APPROPRIATE DOCUMENTS TO US BY HAND DELIVERY OR BY OVERNIGHT COURIER SERVICE ON A BUSINESS DAY AT OUR OFFICE THE "BANK'S OFFICE") AT: SILICON VALLEY BANK, 3003 TASMAN DRIVE, SANTA CLARA, CA 95054, ATTENTION: STANDBY LETTER OF CREDIT NEGOTIATION SECTION OR BY FACSIMILE TRANSMISSION AT FAX NO.: (408) 654-6211 OR (408) 496-2418; AND SIMULTANEOUSLY UNDER TELEPHONE ADVICE TO TEL NO.: (408) 654-7120 OR (408) 654-6349, ATTENTION: STANDBY LETTER OF CREDIT NEGOTIATION SECTION, AND ON THE DAY OF SUCH TRANSMISSION, BE IMMEDIATELY FOLLOWED BY BENEFICIARY'S SENDING TO US ALL OF THE ORIGINALS OF SUCH FAXED DOCUMENTS TOGETHER WITH THE ORIGINAL OF THIS LETTER OF CREDIT BY OVERNIGHT MAIL OR COURIER SERVICE TO THE BANK'S OFFICE AS DESCRIBED ABOVE. PROVIDED FURTHER, HOWEVER, WE WILL HONOR OR DISHONOR ANY SUCH FACSIMILE PRESENTATION PURELY ON THE BASIS OF OUR EXAMINATION OF SUCH FACSIMILE PRESENTATION, AND WILL NOT EXAMINE THE ORIGINALS.

        IF DEMAND FOR PAYMENT IS PRESENTED BY 11 A.M. CALIFORNIA TIME AND CONFORMS TO THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, PAYMENT SHALL BE MADE BY BANK TO YOU OF THE AMOUNT SPECIFIED, IN IMMEDIATELLY AVAILABLE FUNDS NO LATER THAN 2:00 P.M, CALIFORNIA TIME THE NEXT BUSINESS DAY. IF DEMAND FOR PAYMENT IS PRESENTED BY YOU HEREUNDER AFTER THE TIME SPECIFIED ABOVE, AND CONFORMS TO THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, PAYMENT SHALL BE MADE TO YOU, OF THE AMOUNT OF SPECIFIED, IN IMMEDIATELY AVAILABLE FUNDS NO LATER THAN 2:00 P.M., CALIFORNIA TIME ON THE SECOND FOLLOWING BUSINESS DAY.

        WE HEREBY AGREE WITH THE DRAWERS, ENDORSERS AND BONAFIDE HOLDERS THAT THE DRAFTS DRAWN UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON

PRESENTATION TO THE DRAWEE, IF NEGOTIATED ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT.

        IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK, AND WE AND/OR SUCH OTHER BANK MAY RELY ON AN ACCOUNT NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM THE INTENDED PAYEE.

        THIS LETTER OF CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500.

SILICON VALLEY BANK,

/s/ LINDA WU AUTHORIZED SIGNATURE Linda Wu	/s/ EVELIO G. BARAIRO AUTHORIZED SIGNATURE Evelio G. Barairo

3003 Tasman Drive Santa Clara, California 95054
PHONE 408.654.7400 svb.com

EXHIBIT "A"

SIGHT DRAFT/BILL OF EXCHANGE

DATE:	REF. NO.

AT SIGHT OF THIS BILL OF EXCHANGE

PAY TO THE ORDER OF	US$
US DOLLARS

"DRAWN UNDER SILICON VALLEY BANK, SANTA CLARA, CALIFORNIA., IRREVOCABLE

STANDBYLETTER OF CREDIT NUMBER NO. SVBSF	DATED	, 20	."
TO:	SILICON VALLEY BANK 3003 TASMAN DRIVE SANTA CLARA, CA 95054	[INSERT NAME OF BENEFICIARY] Authorized Signature

GUIDELINES TO PREPARE THE SIGHT DRAFT OR BILL OF EXCHANGE:

1.
DATE    INSERT ISSUANCE DATE OF DRAFT OR BILL OF EXCHANGE.

2.
REF. NO.    INSERT YOUR REFERENCE NUMBER IF ANY.

3.
PAY TO THE ORDER OF:    INSERT NAME OF BENEFICIARY

4.
US$    INSERT AMOUNT OF DRAWING IN NUMBERALS/FIGURES.

5.
US DOLLARS    INSERT AMOUNT OF DRAWING IN WORDS.

6.
LETTER OF CREDIT NUMBER    INSERT THE LAST DIGITS OF OUR STANDBY L/C NUMBER THAT PERTAINS TO THE DRAWING.

7.
DATED    INSERT THE ISSUANCE DATE OF OUR STANDBY LC

NOTE:    BENEFICIARY SHOULD ENDORSE THE BACK OF THE SIGHT DRAFT OR BILL OF EXCHANGE AS
                YOU WOULD A CHECK.

        IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SIGHT DRAFT OR BILL OF EXCHANGE, PLEASE CALL OUR L/C PAYMENT SECTION AND ASK FOR: EFRAIN TUVILLA AT (408) 654-6349 OR ALICE DA LUZ AT (408) 654-7120.

EXHIBIT "B"

DATE:
TO:	SILICON VALLEY BANK 3003 TASMAN DRIVE SANTA CLARA, CA 95054		RE:	IRREVOCABLE STANDBY LETTER OF CREDIT NO. ISSUED BY
	ATTN:	INTERNATIONAL DIVISION STANDBY LETTERS OF CREDIT		SILICON VALLEY BANK, SANTA CLARA L/C AMOUNT:

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)
(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECT TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

SINCERELY,	SIGNATURE AUTHENTICATED
(BENEFICIARY'S NAME) (SIGNATURE OF BENEFICIARY) (NAME AND TITLE)	The name(s), title(s), and signature(s) conform to that/those on file with us for the company and the signature(s) is/are authorized to execute this instrument.

We further confirm that the company has been identified applying the appropriate due diligence and enhanced due diligence as required by BSA and all its subsequent amendments.
(Name of Bank) (Address of Bank) (City, State, ZIP Code) (Authorized Name and Title) (Authorized Signature) (Telephone number)

EXHIBIT "G"
"FORMULA FOR CALCULATION OF LAB AREA CHARGE"
[See attached]

LAB ELECTRIC UTILITY SUBMETERING and CHARGING PROCESS

A. Submetered Electric Charges

Landlord (LL) shall furnish electricity to the ZK02-3 Lab on a sub-metered basis.
Equal Logic agrees to purchase the electricity at LL's actual KwH cost.
The current (2/2006) power-provider rate is 11 ¢KwH.
Any KwH cost Increases in HP's billing for electricity shall be computed by the application of the average consumption of electricity for the entire building for the current month.
Notification of changes to the electrical rate shall sent via e-mail to a designated representative of Equal Logic as changes require.

B. Lab Power Electrical Closets

Currently, all the power In the Lab is supplied from two electrical closets located Inside of the Lab designated on building prints as room # 322 and #338.

  Room # 322 is located In the North West section of the Lab.
  Room # 338 is located In the South East section of the Lab.

C. Current Lab Power Configurations

Located In room #322 are three (3) 3-phase 120/208 volt Power Panels designated as CP3B 800 AMP, RDP-3C 225 AMP panel and CP3B1 225 AMP.

  CP3B supplies power to buss bars # 144, 145, 146, 150, 152, 154, 156, 158, 160, 162, 164 and 167.
  RDP-3C supplies power to buss bars # 168, 168 and 170.
  CP3B1 supplies power to room #378 known as the HTPC Training Lab.

Located In room #338 are two (2) 3-phase 120/208 volt Power Panels designated as CP3A 800 AMP, and RDP-3A a 225 AMP panel.

  CP3A supplies power to buss bars #147, 148, 149, 151, 153, 155, 157, 159, 161, 163, 165, 166, 174 and 175.
  RDP-3A supplies power to buss bars # 19, 171, 172 and 173.

D. Submetering Equipment

Power usage will be recorded via E-Mon D-Mon Class 2000 Three-Phase KwH Meter located within the Lab outside of rooms # 322 and # 338. (http//www.emon.com/products_class2000.htm)
The meter shall be fully electronic with a LCD display for direct kilowatt-hour readings.
Meters shall be enclosed in a heavy-duty steel enclosure provided with a locking mechanism to prevent unauthorized access.
Meters shall be provided with a self-contained backup system to maintain readings during power failures.
Meters shall be UL listed/CSA approved with utility-grade accuracy.

E. Meter Reading

Meter readings on the two (2) sub-meters will be taken and recorded on the first workday of each calendar month.
These two (2) monthly meter readings will provide the input to the ZK02. 3rd Flr Lab Electric Utility Charge Process as outlined below.

110 Spitbrook Road, Nashua, NH
ZK02, 3rd Flr Lab Monthly Electric Utility Charge Process

(1)	Electricity for Lab
		95,000	kWh—Meter #1
	+	105,000	kWh—Meter #2

	=	200,000	kWh for Lab Usage
(2)	Air Conditioning (A/C) resulting from Lab Electricity Consumption
		200,000	kWh for Lab Usage
	X	3,413	BTU/kWh
	÷	12,000	BTU/Ton
	X	1.183	kWh/Ton

	=	67,293	kWh for Lab A/C usage
(3)	Electricity for Lab Lights
		0.80	Watts/Ft2
	X	16,800	Lab Area
	X	12	Hours/Day
	X	5	Days/Week
	X	4.3	Weeks/Month
	+	1,000	Watts/kWh

	=	3,468	kWh for Lab Light Usage
(4)	Air Conditioning (A/C) resulting from Lab Light Electricity Consumption
		3,468	kWh for Lab Light Usage
	X	3,413	BTU/kWh
	÷	12,000	BTU/Ton
	X	1.183	kWh/Ton

	=	1,167	kWh for Lab Light A/C Usage
	TOTAL kWh CONSUMPTION and ELECTRIC UTILITY COST
(1)		200,000	kWh—Electricity for Lab
(2)	+	67,293	kWh—Electricity for Lab A/C
(3)	+	3,468	kWh—Electricity for Lab Lights
(4)	+	1,167	kWh—Electricity for Lights A/C

	=	271,927	kWh—Electriticy Consumption
	X	$0.110	$/kWh
	=	$29,911.99	Cost of Electricity

NOTE:

        Numbers depicted on a black background are used for purposes of illustration only.

        These numbers will be replaced by actual kWh Consumption, as determined by monthly meter readings, and actual kWh Cost.

EXHIBIT "H"
FORM OF NOTICE OF LEASE
[See attached]

            of
For recorder's use:
Tax Stamp: $00.00
Recording Fee: $
Return to: Acct #
WilmerHale Attn:

NOTICE OF LEASE

Pursuant to the provisions of New Hampshire R.S.A 477:7-a, as amended, notice of lease is hereby given as follows:

LESSOR:	Hewlett-Packard Company, a Delaware corporation
LESSEE:	EqualLogic, Inc., a Delaware corporation
DATE OF EXECUTION:	February , 2007
DESCRIPTION OF DEMISED PREMISES:
Approximately 77,387 square feet located on the third floor (in the location indicated on the plan attached as Exhibit A-1 to the Lease) of Office Building 2 (the "Building") located on the parcel of land known as and numbered 110 Spit Brook, Nashua, New Hampshire, as more particularly described in Exhibit A attached hereto; and a room containing approximately 676 square feet located on the second floor of the Building in the loading dock area (in the location indicated on the plan attached as Exhibit A-2 to the Lease).
TERM OF LEASE:	Six (6) years from the Commencement Date set forth in the Lease.
DATE OF COMMECEMENT:	May 1, 2007
RIGHTS OF EXTENSION OR RENEWAL:	One (1) extension option period of five (5) years, commencing upon the expiration of the original term.
RIGHT OF FIRST OFFER:	Lessee has a right of first offer to lease additional space in the Building in accordance with the terms of Section 3 of the Lease.

This notice is subject to and with the benefit of the same terms, restrictions and conditions contained in the original executed Lease.

        Dated this      day of February, 2007.

LESSOR:	HEWLETT-PACKARD COMPANY
By:

Name:

		Title:	,

Duly Authorized

State of
                             , ss.

        On this            day of            , 2007, before me appeared                        , to me personally known, who, being by me duly sworn, did say that he/she is the                         of Hewlett-Packard Company, a Delaware corporation, and that said instrument was signed and sealed in behalf of said corporation and said                        acknowledged said instrument to be the free act and deed of said corporation.

Notary Public
Name:

My commission expires:

Dated this              day of February, 2007.

LESSEE:	EQUALLOGIC, INC.
By:

Name:

Title:

Duly Authorized

State of
                             , ss.

        On this            day of            , 2007, before me appeared                        , to me personally known, who, being by me duly sworn, did say that he/she is the                         of EqualLogic, Inc., a Delaware corporation, and that said instrument was signed and sealed in behalf of said corporation and said                        acknowledged said instrument to be the free act and deed of said corporation.

Notary Public
Name:

My commission expires:

EXHIBIT A

        Two certain tracts or parcels of land situate in Nashua, Hillsborough County, New Hampshire, more particularly shown on a plan entitled "Digital, Lot Line Relocation & Street Dedication Plan, Spit Brook Road, Nashua, New Hampshire, Prepared For Lessee Digital Equipment Corporation, Owner of Record, Helen McQuade" dated April 19, 1979 and prepared by Allan H. Swanson, Inc., recorded in the Hillsborough County Registry of Deeds as Plan No. 12248 (See Sheet 1 of 2 sheets): said tracts or parcels being more particularly bounded and described as follows:

          Lot No. 28: Commencing at the southwesterly corner of Lot 28 on the northerly side of Spit Brook Road at the southeast corner of land now or formerly of Reginald Henshaw; thence

            (1)   North 06°13'39" West a distance of $652.06 feet along said Henshaw land to a point; thence

            (2)   North 77°13'19" West a distance of 201.49 feet along said Henshaw land to a point at land now or formerly of the Roman Catholic Bishops; thence

            (3)   North 16°48'25" West a distance of 194.34 feet along said Bishop's land to a drill hole; thence

            (4)   North 44°16'51" West a distance of 80.44 feet along said Bishop's land to a drill hole; thence

            (5)   North 48°22'46" West a distance of 63.60 feet along said Bishop's land to a drill hole; thence

            (6)   North 48°54'11" West along said Bishop's land a distance of 145.72 feet to a point at land now or formerly of Rodgers Brothers, Inc.; thence

            (7)   North 08°05'11" East a distance of 273.43 feet along said Rodgers Brothers, Inc. land to a drill hole; thence

            (8)   North 11°42'40" East a distance of 560.67 feet along said Rodgers Brothers, Inc. land to a drill hole; thence

            (9)   North 10°36'45" East a distance of 82.46 feet to a drill hole; thence

            (10) North 05°52'46" East a distance of 294.62 feet to a drill hole; thence

            (11) North 05°00'32" East a distance of 195.96 feet to a hub; thence

            (12) North 14°14'10" West a distance of 611.17 feet to a point; thence

            (13) North 06°38'44" West a distance of 354.29 feet to a drill hole; thence

            (14) North 07°06'04" West a distance of 389.43 feet to a drill hole; thence

            (15) North 66°09'34" East a distance of 405.79 feet to a drill hole; thence

            (16) North 66°52'10" East a distance of 129.40 feet to a drill hole; thence

            (17) North 67°53'54" East a distance of 166.36 feet to a drill hole; thence

            (18) South 19°00'00" East a distance of 124.50 feet along land now or formerly of Thomas J. Flatley; thence

            (19) North 80°16'13" East a distance of 970.33 feet along said Flatley land to a drill hole; thence

            (20) North 79°50'20" East a distance of 78.57 feet along said Flatley land to a drill hole; thence

            (21) North 79°36'00" East a distance of 174.22 feet along said Flatley land to a drill hole; thence

            (22) North 78°49'28" East a distance of 257.87 feet along said Flatley land to a drill hole; thence

            (23) North 75°40'34" East a distance of 327.48 feet along said Flatley land to a drill hole; thence

            (24) South 01°44'39" West a distance of 83.40 feet to a drill hole; thence

            (25) South 78°28'54" East a distance of 191.76 feet to a drill hole; thence

            (26) South 18°05'00" West a distance of 77.05 feet to a point; thence

            (27) South 11°28'19" West distance of 144.80 feet to a drill hole; thence

            (28) South 14°47'40" West a distance of 164.11 feet to a drill hole; thence

            (29) South 03°27'55" East a distance of 361.74 feet along land now or formerly of Thomas J. Flatley to a drill hole; thence

            (30) South 02°33'55" West a distance of 172.09 feet along said Flatley land to a drill hole; thence

            (31) South 07°41'26" West a distance of 327.10 feet along said Flatley land to a hub; thence

            (32) South 06°20'25" West a distance of 428.84 feet along said Flatley land to a stone bound with drill hole; thence

            (33) South 82°25'55" East a distance of 251.13 feet along said Flatley land to a point on the westerly side of the New Dozer Access Road; thence

            (34) South 44°53'55" East a distance of 307.82 feet along said New Dozer Access Road to a point; thence

            (35) In a generally southeasterly direction along a curve to the right with a radius of 200.00 feet a distance of 176.43 feet along said Road to a point; thence

            (36) South 05°38'45" West a distance of 296.95 feet along said Road to a point; thence

            (37) In a generally southwesterly direction along a curve to the right with a radius of 400.00 feet a distance of 424.92 feet along said Road to a point; thence

            (38) South 66°30'38" West a distance of 508.84 feet along said Road to a point at land now or formerly of Leeland McConchie and Myron Ferrin; thence

            (39) South 83°59'34" West a distance of 82.89 feet along said McConchie and Ferrin land to a drill hole; thence

            (40) South 83°52'47" West a distance of 419.06 feet along said McConchie and Ferrin land to a drill hole; thence

            (41) South 84°13'24" West a distance of 345.29 feet along said McConchie and Ferrin land to a drill hole; thence

            (42) South 82°41'36" West a distance of 235.55 feet along said McConchie and Ferrin land to a drill hole; thence

            (43) South 27°27'44" East a distance of 282.22 feet along said McConchie and Ferrin land to a drill hole; thence

            (44) South 30°10'07" East a distance of 129.39 feet along said McConchie and Ferrin land to a drill hole; thence

            (45) South 26°44'48" East a distance of 134.07 feet along said McConchie and Ferrin land to a drill hole; thence

            (46) South 29°19'22" East a distance of 262.07 feet along said McConchie and Ferrin land to a drill hole; thence

            (47) South 32°10'49" East a distance of 81.18 feet along said McConchie and Ferrin land to a point; thence

            (48) South 43°42'45" West a distance of 88.68 feet along Tara Boulevard to a point; thence

            (49) South 46°17'15" East a distance of 156.43 feet along said Tara Boulevard to a point; thence

            (50) In a generally southerly direction along the westerly side of Tara Boulevard along a curve to the right with a radius of 150.00 feet a distance of 155.26 feet along said Tara Boulevard to a point; thence

            (51) In a generally southerly direction along the westerly side of Tara Boulevard to the point of intersection of the westerly side of Tara Boulevard with the northerly side of Spit Brook Road; thence

            (52) In a generally westerly direction along the northerly side of Spit Brook Road a distance of 1,200 feet, more or less, to the point of beginning.

        Lot 741: Commencing at the southeasterly corner of Lot 741, at a point on the westerly side of the F.E. Everett Turnpike, which point is also the northeasterly corner of land now or formerly of Leeland McConchie and Myron Ferrin; thence

            (1)   South 59°55'46" West a distance of 60.31 feet along said McConchie and Ferrin land to a drill hole; thence

            (2)   South 71°41'28" West a distance of 266.46 feet along said McConchie and Ferrin land to a drill hole; thence

            (3)   South 76°10'42" West a distance of 85.48 feet along said McConchie and Ferrin land to a stake with nails; thence

            (4)   North 14°56'16" West a distance of 234.54 feet along said McConchie and Ferrin land to a drill hole; thence

            (5)   South 81°55'48" West a distance of 124.59 feet along said McConchie and Ferrin land to a drill hole; thence

            (6)   Continuing along said McConchie and Ferrin land a distance of 25 feet, more or less, to a point at the easterly sideline at the New Dozer Access Road; thence

            (7)   North 66°30'38" East a distance of 318.39 feet along said Road to a point; thence

            (8)   In a generally northeasterly direction around a curve to the left with a radius of 460.00 feet a distance of 488.65 feet along said Road to a point; thence

            (9)   North 05°38'45" East a distance of 296.95 feet along said Road to a point; thence

            (10) In a generally northeasterly direction along said Road on a curve to the left with a radius of 260.00 feet a distance of 229.36 feet to a point; thence

            (11) North 44°53'55" West a distance of 229.72 feet along said Road to a point; thence

            (12) South 82°25'55" East a distance of 73.87 feet along land now or formerly of Thomas J. Flatley to a point marked by a stone bound with a drill hole; thence

            (13) South 44°53'55" East a distance of 353.67 feet along said Flatley land to a point on the westerly side of the F. E. Everett Turnpike; thence

            (14) South 22°24'33" West a distance of 116.96 feet to a NHHB; thence

            (15) South 05°35'42" West along said F.E. Turnpike a distance of 349.87 feet to an NHHB; thence

            (16) South 00°51'25" East a distance of 452.76 feet along said Turnpike to an NHHB; thence

            (17) South 06°45'22" West a distance of 73.58 feet along said Turnpike to the point of beginning. EXCEPTING AND EXCLUDING THEREFROM title to the portion of the premises previously conveyed to Oracle Corporation by Quitclaim Deed of Digital Equipment Corporation, dated December 19, 1995, recorded with said Registry of Deeds at Book 5681, Page 884.

        TOGETHER WITH benefit of those certain non-exclusive drainage and slope maintenance easements benefiting the insured premises as are set forth in that certain Reciprocal Easement Agreement by and between Digital Equipment Corporation and Oracle Corporation, with the City of Nashua included as a Grantee therein, dated December 21, 1995, recorded with the Hillsborough County Registry of Deeds at Book 5681, Page 888, all in accordance with the terms and provisions thereof.

        For Lessor's title, see Warranty Deed with Assignment of Lease from Helen E. McQuade, sometimes known as Helen McQuade, to Digital Equipment Corporation, dated December 31, 1986, recorded with the Hillsborough County Registry of Deeds at Book 3880, Page 175. See also Certificate of Merger of Office of the Secretary of State of the State of Delaware merging Digital Equipment Corporation with and into Compaq Computer Corporation, recorded with said Registry of Deeds at Book 6201, Page 241; and Certificate of Merger of Office of the Secretary of State of the State of Delaware merging Compaq Computer Corporation with and into Hewlett-Packard Company recorded herewith.

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EXHIBIT "C" "CLEANING STANDARDS"